SOUTHWEST GEORGIA FINANCIAL CORPORATION PENSION RETIREMENT PLAN

As Amended and Restated

Effective as of January 1, 2015

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5.2       Method of Payment of Benefits to Member Separating from Service

ARTICLE VI LIMITATIONS ON BENEFITS, NON-DISTRIBUTION

ALIENATION AND ASSIGNMENT, AND RIGHTS OF MEMBERS ........30

6.1       Limitation on Benefits for Limitation Years Beginning Before July 1,

2007 ....................................................................................................................30

6.2       Limitation on Benefits for Limitation Years Beginning On or After July 1,

(continued)

(continued)

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SOUTHWEST GEORGIA FINANCIAL CORPORATION PENSION RETIREMENT PLAN

SOUTHWEST GEORGIA FINANCIAL CORPORATION, a holding company organized under the laws of the State of Georgia, (the “Employer”) hereby amends and restates the Southwest Georgia Financial Corporation Pension Retirement Plan (the “Plan”), generally effective as of January 1, 2015.

W I T N E S SE T H:

Effective January 1, 1976, the Plan was established by the Employer to assist its Employees in providing a life income for their support after they have retired from the employment of the Employer.

Effective as of January 1, 2000, the Plan was amended and restated to conform to the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the pension provisions of the General Agreement on Tariffs and Trade (“GATT”); the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), the Small Business Job Protection Act of 1996 (“SBJPA”), the Tax Reform Act of 1997 (“TRA ‘97”), the Internal Revenue Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000.

Effective as of March 1, 2005, the Plan was amended and restated to incorporate the prior amendments to the Plan, including certain provisions required by the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), and for certain other purposes (the “2005 Amendment and Restatement”). The provisions of the 2005 Amendment and Restatement only apply to those eligible employees who terminate employment with the Employer on or after March 1, 2005, or such later date as may apply for a provision which becomes effective after. Benefits payable to or on behalf of a Member who terminates employment prior to March 1,

2005 shall not be affected by the terms of any Plan amendment adopted after such Member’s termination of employment, unless the amendment provides otherwise.

Effective December 31, 2006, the Plan was frozen as provided herein. No new Members are allowed to enter the Plan after December 31, 2006 and, except as otherwise provided, no additional benefits shall accrue under the Plan after December 31, 2006.

The Employer again amended and restated the Plan, generally effective as of January 1, 2009, to reflect good faith compliance with final regulations under Code Section 415, the requirements of the Pension Protection Act of 2006, the Worker, Retiree and Employer Recovery Act of 2008, the Heroes Earnings Assistance and Relief Tax Act of 2008 and for certain other purposes.

The Employer now desires to amend and restate the Plan to comply with the Small Business Jobs Act of 2010 (“SBJA”), the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 (“PRA 2010”), the Moving Ahead for Progress in the 21st Century Act (“MAP-21”), the American Taxpayer Relief Act of 2012 (“ATRA”) and the applicable statutory or regulatory changes included on the 2013 Cumulative List. Except as otherwise provided, this amendment and restatement shall be effective as of January 1, 2015.

Except as otherwise provided herein, the provisions of the amended and restated Plan only apply to those eligible employees who terminate employment with the Employer on or after January 1, 2015 or such later date as may apply for a provision which becomes effective after January 1, 2015. Benefits payable to or on behalf of a Member who terminates employment prior to January 1, 2015 shall not be affected by the terms of any Plan amendment adopted after such Member’s termination of employment, unless the amended and restated Plan or applicable law provides otherwise.

ARTICLE I CONSTRUCTION AND DEFINITIONS

Any words herein used in the masculine shall be read and construed in the feminine where appropriate. Words in the singular shall be read and construed as though used in the plural in all cases where the context so requires.

As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

1.1 The term “Accrued Benefit” as of any date shall be, in the case of a Member who is credited with at least one (1) Hour of Service on or after January 1, 1988, equal to the Monthly Retirement Income calculated pursuant to Section 3.2(b), 3.2(c), or 3.2(d) (using his Average Monthly Earnings as of the date of calculation). In no event, however, shall any Member’s Accrued Benefit as of:

(a) January 1, 1988, be less than it was on December 31, 1987;

(b)       January 1, 2000 be less than it was on December 31, 1999; and

(c) January 1, 2001 be less than it was on December 31, 2000.

Notwithstanding the preceding, the Plan is frozen as of December 31, 2006, as provided herein.

1.2 The term “Actuarial Equivalent” shall mean a benefit of equivalent value determined in accordance with the provisions of the Plan, as certified by the Actuary. Effective January 1, 2000, the term “Actuarial Equivalent” shall mean a form of benefit differing in time, period or manner of payment from a specific benefit provided under the Plan but having the same value when computed using mortality according to the 1971 Group Annuity Mortality Table for males and an 8% per annum compounded interest rate. Notwithstanding the foregoing, for the purposes of determining the amount of any lump sum payment under the Plan paid on or after January 1, 2000, the mortality table shall be the table prescribed by the Commissioner of Internal Revenue pursuant to Rev. Rul. 95-6 (as hereafter amended or modified) and the interest rate shall equal the annual rate of interest on 30-year Treasury securities as published by the Commissioner of Internal Revenue for the second full calendar month preceding the first day of the Plan Year during which occurs the date of distribution commencement. For purposes of determining the amount of any lump sum payment under the Plan paid prior to January 1, 2000, the interest rate shall be the Applicable Interest Rate under Section 5.5(d) of the prior plan document and the 1971 Group Annuity Mortality Table for males. Effective for distributions with an Annuity Starting Date on or after December 31, 2002 but before January 1, 2008, the applicable mortality table to be used for purposes of: (i) satisfying the requirements of Code Section 417(e) as set forth in Sections 5.3 and 5.5 of the Plan; and (ii) adjusting any benefit or limitation under Code Section 415(b)(2)(B), (C), or (D) as set forth in Section 6.1 of the Plan, shall be the applicable mortality table prescribed in Rev. Rul. 2001-62, the 1994 Group Annuity Reserving Table (94 GAR).

Notwithstanding the foregoing, for the purposes of determining the present value of a benefit payment that is subject to Code Section 417(e) on or after January 1, 2008, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code Section 430(h)(2)(C) for the second month preceding the first day of the Plan Year in which the annuity starting date occurs (stability period). For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code Section 430(h)(2)(C) if:

(a) Code Section 430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24-month period described in such section, and

(b)       Code Section 430(h)(2)(G)(i)(II) were applied by substituting “Section

417(e)(3)(A)(ii)(II) for “Section 412(b)(5)(B)(ii)(II),” and

(c) The applicable percentage under Code Section 430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011; and

the applicable mortality table shall be the annual mortality table, modified as appropriate by the Secretary of the Treasury based on the mortality table specified for the Plan Year under subparagraph (A) of Code Section 430(h)(3) (without regard to subparagraph (C) or (D) of such section) as published in rulings, notices or other guidance. In the event there is a change to the published mortality table, such change shall be effective as of the latest permissible date as set forth in such published rulings, notice or other guidance issued by the Secretary of the Treasury.

1.3       The term “Actuary” shall mean an individual enrolled by the Joint Board for the

Enrollment of Actuaries under Section 3042 of the Employee Retirement Income Security Act of

1974, as amended from time to time (“ERISA”), or a firm of actuaries, at least one of whose members has been so enrolled.

1.4       The term “Anniversary Date” shall mean January 1 of each year.

1.5 The term “AnnuityStartingDate” shall mean the first day of the first period for which an amount is received or receivable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the relevant Member to such benefit.

1.6 The term “Average Monthly Earnings” (as of any date specified in the Plan provision in question) shall mean an Employee’s average monthly Earnings for the period of sixty (60) consecutive months within the preceding ten (10) year period which shall produce the highest average for him. If the Employee has completed less than sixty (60) consecutive months of service prior to the respective date, the term “Average Monthly Earnings” shall mean the average of the Monthly Earnings for the months immediately preceding such date. Notwithstanding the foregoing, this Plan shall only take into account the Monthly Average Earnings that are earned for periods of service prior to the Freeze Date.

1.7       The term “Beneficiary” shall mean, in the case of a married Member, the Eligible

Spouse of such Member, provided the Eligible Spouse survives the Member and does not consent to the designation of another Beneficiary in accordance with Sections 3.6, or 5.2 of this Plan and Code Section 417(a)(2)(A). In the case of any other Member, the term “Beneficiary” shall mean the person or persons, including any estate or trust, designated from time to time by such Member (in such form as the Plan Administrator may prescribe and with such priorities and conditions as the Member shall specify and the Plan Administrator shall agree to) to receive any death benefit that may be payable hereunder, if such person or persons survive the Member and are in existence after the Member’s death. If a deceased member is not survived by a Beneficiary determined under the above provisions of this Section 1.7, or if no Beneficiary is effectively named under the above provisions of this Section 1.7, the Beneficiary shall be deemed to be the person or persons in the first of the following classes of beneficiaries with one or more members of such class then surviving or in existence;

(a) The Member’s surviving Eligible Spouse; (b) The Member’s descendants, per stirpes; or (c) The Member’s estate.

1.8       The term “Board” or “Board of Directors” shall mean the Employer’s Board of

Directors.

1.9 The term “BreakinService” shall, as a general rule, mean a 12-month eligibility, vesting or benefit accrual computation period during which the Employee has not completed more than 500 Hours of Service. The aggregate Break in Service shall be the number of consecutive 12-month computation periods during which the Employee has not completed more than 500 Hours of Service. If the respective 12-month computation periods is to switch pursuant to the definition of Year of Service and if the Employee does not complete more than 500 Hours of Service during the last 12-month computation period that commences prior to the switch, the

12-month computation period for determining whether the Employee incurs consecutive one year Breaks in Service shall continue to be based on the 12-month computation period in effect before the switch until more than 500 Hours of Service are completed during one such 12-month computation period.

Notwithstanding any provision of this Plan to the contrary, for purposes of determining whether a Member incurs a Break in Service for the respective computation period, such Member shall be credited with up to 501 Hours of Service for a “birth-related” absence. For these purposes, an Employee’s absence from work shall be regarded as “birth-related” if it is occasioned by that Employee’s pregnancy, is by reason of the birth of a child of that Employee or the placement of a child with the Employee in connection with the adoption of such child by that Employee, or is for the purpose of caring for such child for a period beginning immediately after the birth or placement. The Employee shall be credited with up to 501 Hours of Service which otherwise would normally have been completed by that Employee but for such “birth- related” absence. If it is not possible to determine the Hours of Service which otherwise would normally have been completed, that Employee shall be deemed to complete 8 Hours of Service for each normal workday of absence, not to exceed 501 Hours of Service in the aggregate. These Hours of Service shall be credited during the computation period during which the absence begins if the Employee does not otherwise complete more than 500 Hours of Service during that computation period; otherwise, these Hours of Service shall be credited during the immediately following computation period. No credit shall be given for a “birth-related” absence, however, unless the Employee furnishes to the Plan Administrator such timely information as shall be reasonably necessary, in the Plan Administrator’s discretion, to establish the existence of a “birth-related” absence and the length of that “birth-related” absence.

Notwithstanding any provision of this Plan to the contrary, a Member will not incur a Break in Service while on qualified military service in accordance with the terms of Code Section 414(u)(8) and the provisions of the Uniformed Services Employment and Reemployment Rights Act (USERRA).

1.10 The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. All references herein to the Code shall be deemed to refer to the Internal Revenue Code of 1986, and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended. Any reference herein to a specific section of the Code shall be deemed to refer to such section and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended.

1.11 The term “Death Benefit” shall mean any benefit paid to an Eligible Spouse or Beneficiary at the death of a Member, Terminated Member, or Retired Member, as provided under the terms of the Plan.

1.12 The term “Early Retirement Date” shall mean, in the case of each Member who has attained the age of 55 and has completed at least 15 Years of Service, the first day of the month immediately following or coincident with the later of (a) the date such Member leaves the employ of the Employer in accordance with Section 3.4 hereof or (b) the date the Member directs in writing shall be his Early Retirement Date. Notwithstanding anything herein to the contrary, for purposes of determining whether a Member has satisfied the eligibility requirements for Early Retirement, he shall receive credit for all Years of Service completed after the Freeze Date.

1.13 The term “Earnings” shall mean compensation which is paid to a Member by the Employer during the Plan Year and which is includable in the Member’s gross income for federal income tax purposes, as reported on the Member’s Form W-2; provided, however, that the following income shall be excluded (i) any and all commission income and (ii) income from the exercise of stock options, stock appreciation rights, restricted stock, restricted stock units and similar grants. Any amounts contributed by the Employer on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Sections 125, 132(0(4), 401(k), 402(a)(8), 402(h) or 403(b) shall be included in Earnings. Prior to January 1, 1997, in the case of a Member who is a member of the family of: (i) a 5% owner or (ii) a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest annual earnings during such Plan Year, each as determined under Section 414(q)(6) of the Code, as in effect prior to January 1, 1997, the Member’s annual Earnings, for all Plan Years prior to January 1, 1997, shall include any annual Earnings received from the Employer by such Member’s spouse and any lineal descendants of the Member who have not attained age 19 before the close of such Plan Year. The Earnings of any Member taken into account in determining benefit accruals under the Plan for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code and such limit shall be retroactively applied to determine such Member’s benefit. Thus Earnings of any Member taken into account in determining benefit accruals under the Plan for any Plan Year beginning after December 31, 2004, shall not exceed $210,000. Earnings means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The $210,000 limit on earnings shall be adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost- of-living adjustment in effect for a calendar year applies to Earnings for the determination period that begins with or within such calendar year. Notwithstanding the foregoing, this Plan shall only take into account the Earnings that are earned for periods of service prior to the Freeze Date and Earnings that are earned for periods of service after the Freeze Date shall not be taken into account for purposes of the Plan.

1.14 The term “Effective Date” shall mean the date on which this amendment and restatement is effective, January 1, 2015, except where otherwise indicated in the text of this Plan. The original effective date of the Plan was January 1, 1976.

1.15 The term “Eligible Spouse” shall mean the legally married spouse of the Member at the earlier of the Member’s date of death or the Member’s Annuity Starting Date, provided the Member and his spouse have been married for at least one year as of such date. However, if a Member marries within one (1) year before his Annuity Starting Date and the Member and such Spouse have been married for at least one (1) year on or before the date of the Member’s death, such persons shall be treated as having been married one (1) year on the Member’s Annuity Starting Date.

1.16 The term “Employee” shall mean any person who is an Employee (such term having its customary meaning) of the Employer and who is receiving remuneration for personal services rendered to the Employer (other than as an independent contractor). In addition, the term Employee shall include leased employees within the meaning of Code Section 414(n)(2) unless (i) such leased employees constitute less than twenty percent (20%) of the Employer’s non- highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), and (ii) such leased employees are covered by a plan described in Code Section 414(n)(5), in which event such leased employees shall not be considered Employees for purposes of this Plan. Leased employees shall not be eligible to participate in this Plan. Further, the following Employees shall not be eligible to participate in the Plan:

(a) Employees whose terms and conditions of employment are determined by collective bargaining with a union or an affiliate thereof representing such persons and with respect to whom inclusion in the Plan has not been provided for in the collective bargaining agreement;

(b)       Any individual who is an independent contractor.

An independent contractor who is recharacterized by the Internal Revenue Service as a common law employee will not be considered as described in paragraph (b) for periods on and after the recharacterization. The individual also will not be considered as described in paragraph (b) for periods before the characterization, unless the Employer has classified the individual as an independent contractor in good faith, and the individual was part of a group of independent contractors identified by similar work requirements. An individual’s ineligibility under the previous sentence has no bearing on whether the individual is an excludable employee for purpose of the nondiscrimination tests under Code Sections 401(b) and 401(a)(4).

1.17 The term “Employer” shall mean Southwest Georgia Financial Corporation, its successors and assigns, and, subject to the provisions of Section 11.7, any business into which the Employer may be merged or consolidated or to which substantially all of its assets may be transferred. The term shall also mean Southwest Georgia Bank, any other affiliate of Southwest Georgia Financial Corporation which shall, with Southwest Georgia Financial Corporation’s prior written consent, adopt this Plan, and any successor or assign of such an Employer. In the event such an affiliate does so become a participating employer, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its term, subject to the following special provisions:

(a) The contribution of each Employer shall be equal to that amount necessary to fund the benefits accrued by its Employees in accordance with the funding methods and policies established under Article VII hereof.

(b) In computing the Hours of Service of a person who is in the employ of only one of the Employers hereunder at the same time, the period of service of such person with any of the Employers shall be counted, and a transfer of an Employee from the employment of one Employer to the employment of another shall not interrupt his service, nor shall such a transfer constitute a termination of employment under the terms of this Plan.

(c) In the event of a transfer of any Member from the employment of one employer to the Employment of another Employer, he shall be considered and treated thereafter as a Member who is an Employee of the Employer to which he is transferred, except, if such Member thereafter forfeits all or a part of his interest under any of the provisions of the Plan, the Plan Administrator shall divide such forfeiture for the purpose of allocation in an equitable manner, considering all the circumstances, between the two Employers.

In the event of such a transfer, the contribution of each Employer with respect to the accrued benefits of such transferring Member shall be an amount determined by allocating the total contribution thus necessary to the Employers on the basis of the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.

1.18       The term “ERISA” shall mean the Employee Retirement Income Security Act of

1974, as amended from time to time, and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended. Any reference herein to a specific section of ERISA shall be deemed to refer to such section and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended.

1.19 The term “Forfeiture” shall mean the portion of a Member’s Accrued Benefit which is not vested in accordance with Section 5.1, and which is applied as provided in the Plan to reduce Employer contributions which would otherwise be required.

1.19A The term “Freeze Date” shall mean December 31, 2006, the date on which the

Plan is frozen for purposes of new Members and accrual of benefits, as set forth herein.

1.20       The term “Hour of Service” or “Hour” means:

(a) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence, provided, however, that under this paragraph (2):

(i) No more than 500 Hours of Service shall be credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;

(ii) No hours shall be credited if such payment is made or due under a plan maintained by the Employer solely for purposes of complying with applicable worker’s compensation, unemployment insurance or disability insurance laws; and

(iii)       No hours shall be credited for a payment which reimburses an

Employee for medical or medically related expenses incurred by the Employee; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same Hours of Service shall not be credited under paragraphs (a) or (b), as the case may be, and this paragraph (c). Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (b) shall be subject to the limitations of that paragraph.

(d) Hours of Service credited under the Plan shall be calculated and credited subject to the rules and restrictions set forth in Department of Labor Regulations Section

2530.200b-2(b), (c) and (f) which are incorporated herein by this reference.

(e) The method of determining Hours of Service under the Plan shall be in accordance with Department of Labor Regulations Section 2530.200b-3 and shall be applied in a consistent and non-discriminatory manner to Employees or classes of Employees.

(f) Notwithstanding the foregoing, neither an Employee nor a Member shall earn or be credited with an Hour of Service after the Freeze Date for purposes of determining eligibility to participate or to calculate such Member’s Accrued Benefit. Following the Freeze Date, Hours of Service shall continue to be counted for purposes of determining Years of Service to determine a Member’s Early Retirement Date pursuant to Section 1.12, his Vested Interest determined pursuant to Section 5.1 and his eligibility for an Early Retirement benefit pursuant to

Section 3.4.

1.21 The term “Key Employee” means an Employee defined in Code Section 416(i) and the Treasury regulations thereunder. Generally, they shall include any Employee or former employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

(a) an officer of the Employer (as that term is defined within the meaning of the regulations under Code Section 416) for any such Plan Year having 415 Compensation greater than $135,000 (as adjusted under Code Section 415(i)(1) for that Plan Year).

(b) a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers.

(c) a “one percent owner” of the Employer having an annual 415

Compensation from the Employer of more than $150,000 as adjusted by the Internal Revenue Service. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Section 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000 as adjusted by the Internal Revenue Service, 415 Compensation from each employer required to be aggregated under Code Section 414(b), (c), and (m) shall be taken into account.

1.22 The term “LateRetirementDate” shall mean the first day of any month which is subsequent to the Member’s Normal Retirement Date and which is coincident with or immediately following the day the Member terminates employment with the Employer for any reason other than death.

1.23 The term “Member” shall mean any Employee of the Employer who has become a Member as provided in Article II hereof.

1.24       The term “Monthly Earnings” shall mean 1/12th of Earnings as defined in Section

1.13. A Member’s Monthly Earnings shall be appropriately adjusted by the Plan Administrator to an annual basis if he receives compensation for less than the full Plan Year.

1.25 The term “MonthlyRetirementIncome” shall mean a monthly income due to, or with respect to, a Retired Member which shall commence as of his Early, Normal, or Late Retirement Date, or which shall commence upon his death pursuant to the terms of Section 4.1.

Such “Monthly Retirement Income” shall continue for the period indicated in Article III or IV hereof.

1.26 The term “Normal Retirement Date” shall mean the first day of the month coincident with or immediately preceding the Member’s 65th birthday (“Normal Retirement Age”). A Member shall become fully vested and his Accrued Benefit shall become nonforfeitable as of his Normal Retirement Age.

1.27 The term “Plan” shall mean the pension plan set forth herein, as amended from time to time, which is known as the Southwest Georgia Financial Corporation Pension Retirement Plan.

1.28 The term “Plan Administrator” shall mean the individual or entity (which may be a committee) which will be appointed by and serve at the pleasure of the Employer to administer and manage the Plan in accordance with Article IX. In the event that the Employer has not appointed a Plan Administrator, or in the event that the Plan Administrator appointed by the Employer has resigned, been removed or is otherwise disabled from serving, the term Plan Administrator shall mean the Employer.

1.29 The term “Plan Year” shall mean the twelve month period beginning on January 1 and ending on December 31, which shall also serve as the “limitation year” for purposes of Section 415 of the Code.

1.30 The term “Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Member with a survivor annuity for the life of his Eligible Spouse which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Member and his Eligible Spouse, and which is the Actuarial Equivalent of a 5-year certain annuity for the life of the Member.

1.31 The term “Retired Member” shall mean any Member of the Plan who has terminated his employment after qualifying for retirement under Section 3.2, 3.3, 3.4, or 3.5. Retirement shall be considered to commence on the day immediately following the Member’s last day of employment by the Employer or, if later, the last day of an authorized leave of absence.

1.32       The term “Sylvester Plan” shall mean the Sylvester Banking Company Pension

Plan.

1.33       The term “Sylvester Member” shall mean Members in this Plan who are former members of the Sylvester Plan who became Members in the Plan as of January 1, 2005 following the merger of the Sylvester Plan into the Plan.

1.34 The term “TerminatedMember” shall mean a Member who does not retire under Section 3.2, 3.3, 3.4, or 3.5 hereof or die under Section 4.1, who incurs a one year Break in Service, and who has not again become an active Member.

1.35       The term “Total and Permanent Disability” or “Totally and Permanently Disabled”

shall mean a physical or mental condition which totally and presumably permanently prevents a

Member from engaging in any substantially gainful activity and which entitles the Member to payment under the Employer-sponsored long-term disability insurance program, assuming that such program is then maintained by the Employer and covers the Member.

1.36       The term “Trust Agreement” shall mean the Trust Agreement adopted December

9, 1975, as in effect as of the effective date of this amendment and restatement of the Plan.

1.37       The term “Trustee” shall mean the trustee or trustees then serving under the Trust

Agreement.

1.38 The term “Trust Fund” or “Fund” shall mean all contributions to the Trust together with the earnings and increments thereon, less disbursements made by the Trustee in accordance with the terms of this Plan.

1.39 The term “Year of Service” shall mean a 12-month computation period during which an Employee completes 1,000 or more Hours of Service. The computation period initially to be taken into account shall be the 12-month period commencing with the Employee’s first day of employment with the Employer, whether or not such employment commenced prior to the original effective date of the Plan. Whether or not the Employee is credited with at least 1,000

Hours of Service during this initial 12-month computation period, the computation period shall thereafter be the first calendar year commencing after the date such employment began and shall include each calendar year thereafter. In the event such Employee is credited with at least 1,000

Hours of Service during the initial 12-month computation period as well as during his first full calendar year of employment, such Employee shall be credited with one Year of Service plus a fraction of a Year of Service, the numerator of such fractional Year of Service being the number of months during his first partial calendar year of such employment during which he was credited with at least one (1) Hour of Service, and the denominator of which is twelve (12). If an Employee completes at least 1,000 Hours of Service during such initial 12-month period and such period overlaps two calendar years in neither of which has the Employee completed at least

1,000 Hours of Service, he shall nevertheless be credited with a Year of Service for the Plan Year in which he becomes a Member of the Plan but shall not be credited with any fractional Year of Service as described above. However, in no event shall this definition be applied to reduce the benefit of a Member under the Plan computed as of December 31, 1987, using the definition of Years of Service previously contained in the Plan.

Notwithstanding any provision of this Section 1.39 or the Plan generally to the contrary, a Member who is not credited with at least one (1) Hour of Service on or after January 1, 1988, shall receive no credit, for purposes of calculating his Monthly Retirement Income and Accrued Benefit, for Hours of Service completed after his Normal Retirement Date. Also, again notwithstanding any provision of this Section 1.39 or the Plan generally to the contrary, if a Terminated Member is subsequently re-employed and again becomes a Member, or if a Member’s Break in Service ceases where no termination of employment has occurred, his “Years of Service” for vesting and benefit accrual purposes shall not include any periods of employment prior to such re-employment or cessation of Break in Service only if (i) such Member’s vested percentage pursuant to Section 5.1 was zero as of the date of termination or commencement of Break in Service, and (ii) the Member’s Breaks in Service as of his re-employment or cessation of Break in Service equals or exceeds the greater of 5 consecutive years or his Years of Service for vesting purposes as of his termination date or commencement of Break in Service.

In computing Years of Service hereunder, the period of an Employee’s employment with any other member of a group of related employers which includes the Employer shall be counted for participation and vesting purposes (but not for accrual of benefits purposes unless such other employer has also adopted the Plan), and a transfer of an Employee from the employ of one such member to the employ of another member shall not interrupt such Employee’s service. Related employers shall be determined under Code Section 414(b), (c), (m) and (n), to include members of a controlled group or corporations, trades or business under common control, members of an affiliated service group, and entities related through the leasing of employees.

Notwithstanding anything herein to the contrary, no Member shall be credited with any Years of Service after the Freeze Date for purposes of calculating his Monthly Retirement Income and Accrued Benefit. A Member shall continue to receive credit for Years of Service completed after the Freeze Date solely for purposes of determining the vested interest in his Accrued Benefit as set forth in Section 1.12 and eligibility for Early Retirement as set forth in Section 5.1.

ARTICLE II

MEMBERSHIP IN THE RETIREMENT PLAN

2.1 Initial Membership. An Employee who was a Member under the prior provisions of this Plan as of the date immediately preceding the Effective Date shall remain a Member and shall continue to participate in accordance with the provisions of this amended and restated Plan. Notwithstanding any provision to the contrary, no Employee shall become a Member in the Plan after the Freeze Date.

2.2 ResumptionofMembership. A Retired or Terminated Member who, prior to the Freeze Date, returns to the employ of the Employer or completes a Year of Service after incurring a Break in Service while still employed by the Employer, shall again become a Member as of the Anniversary Date occurring within the Plan Year in which he is re-employed or in which he completes a Year of Service following the Break in Service, whichever is applicable. Any such Member’s benefit payments shall thereupon be suspended as provided in Section 3.7 of the Plan. If a Retired or Terminated Member is reemployed as an Employee prior to the Freeze Date and continues in the employ of the Employer through the last day of the Plan Year, such individual shall resume his Membership for the Plan Year of employment, even though he completes not more than 500 Hours of Service during such Plan Year.

Notwithstanding anything herein to the contrary, a Retired or Terminated Member who, after the Freeze Date, returns to the employ of the Employer or completes a Year of Service after incurring a Break in Service while still employed by the Employer, shall not resume Membership in the Plan; provided, however, such Member may receive credit for additional Years of Service upon reemployment to the extent provided herein.

2.3 Termination. Membership in this Plan shall continue until such Member incurs a Break in Service, retires in accordance with Section 3.2, 3.3, 3.4, or 3.5, dies or becomes a Terminated Member as contemplated in Section 5.1 of the Plan.

2.4       Membership Requirement Effective as of May 1, 1999. Notwithstanding Section

2.1, effective May 1, 1999, any Employee who is employed exclusively on a commissioned basis shall not be eligible to participate in the Plan.

2.5       Qualified Military Services.

(a) USERRA Provisions. Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided as required under Code Section 414(u).

(b)       HEART Provisions.

(i)	Continued Benefit Accruals. In the case of death or Total and Permanent Disability occurring on or after January 1, 2007, the Plan shall not provide any continued benefit accruals under the Plan in the case of a Participant who dies or becomes Totally and Permanently Disabled while performing qualified military service.

(ii)	Differential Wage Payments. Subject to all other provisions of the Plan, for Plan Years beginning on or after January 1, 2009, if a Participant on qualified military service receives a differential wage payment (as defined in Code Section 3401(h)(2)), he or she shall be treated as an Employee of the Employer making the payment, and the differential wage payment shall be treated as compensation for all purposes of applying the Code except for purposes of determining benefit accruals under the Plan.

2.6 MoultrieInsuranceAgencyMembership. Prior to the Freeze Date and subject to Section 2.4, an Employee who had been employed by Southwest Georgia Insurance Services, Inc. (a/k/a Moultrie Insurance Agency) on or after May 1, 1999 became a Member on the date he first was employed by an Employer and met the requirements of Section 2.1 where Years of Service included service under Southwest Georgia Insurance Services, Inc. from and after May 1, 1999 so long as it did not otherwise duplicate Service under this Plan. No individual can become a Member in this Plan after the Freeze Date.

2.7 WaiverofParticipation. An Employee, leased employee, independent contractor, Beneficiary or other person with any claim to benefits under the Plan who provided the Plan Administrator with a knowing, voluntary and irrevocable waiver of benefits under the Plan in a form satisfactory to the Plan Administrator was not be eligible to participate in or receive benefits from the Plan and was for all purposes treated as ineligible.

2.8 EmpireFinancialServices,Inc.Membership. Effective January 1, 2002, Empire Financial Services, Inc., a subsidiary company of Southwest Georgia Financial Corporation, became an adopting Employer in accordance with Section 1.17 of the Plan. Effective January 1,

2002 and prior to the Freeze Date, Employees of Empire Financial Services were eligible to participate in the Plan provided, however, that service under the Empire Financial Services, Inc. Profit Sharing Plan shall be recognized for eligibility and vesting but not for accrual of benefits under the Plan. No individual can become a Member in this Plan after the Freeze Date.

2.9 SylvesterBankingCompanyMembership. Effective as of February 27, 2004, the service of Employees who were employed by Sylvester Banking Company on the immediately preceding day will be counted as Hours of Service for purposes of determining eligibility under the Plan. Such Employees who met the Plan’s eligibility service requirements on February 27,

2004 were immediately eligible to participate in the Plan. In addition prior service with Sylvester Banking Company shall be recognized for calculating vesting but not for purposes of determining a Member’s Accrued Benefit under the Plan (except as provided in Section 2.10 with respect to the Member’s benefit under the Sylvester Plan).

2.10       Sylvester Banking Company Pension Plan. Each participant in the Sylvester

Banking Company Pension Plan (the “Sylvester Plan”) as of the close of business on December

31, 2004, shall, in connection with the merger of the Sylvester Plan into the Plan, become a Member in the Plan effective as of the earlier of the date specified in Section 2.9 or the close of business on December 31, 2004. The Plan Administrator shall maintain records adequate to permit the determination of the amounts transferred attributable to a Sylvester Member’s frozen accrued benefit under the Sylvester Plan.

ARTICLE III

MONTHLY RETIREMENT INCOME

3.1 General. Any Member who terminates his employment with the Employer on or after his Early, Normal, or Late Retirement Date or by reason of Total and Permanent Disability shall qualify for retirement under Sections 3.2, 3.3, 3.4, or 3.5, and his Accrued Benefit shall be fully vested. Monthly Retirement Income payable under the terms of this Article shall be subject to the restrictions and limitations of Article VI and shall be paid by the Trustee only by or at the direction of the Plan Administrator. Neither the Employer, the Plan Administrator, nor the Trustee shall be under any obligation to pay any Monthly Retirement Income other than from the Trust Fund.

3.2       Normal Retirement.

(a) Benefit Computations Prior to January 1, 1988 [Historical provision]. Each Member who is not credited with at least one (1) Hour of Service on or after January 1,

1988, who lives to his Normal Retirement Date and who retires on such date shall be entitled to a monthly retirement benefit, commencing on his Normal Retirement Date, equal to the greater of (1) $100 or (2) 20% of his Average Monthly Earnings, plus 15% of his Average Monthly Earnings in excess of $1,000, plus .5% of his Average Monthly Earnings multiplied by his Years of Service as of his Normal Retirement Date. Such monthly retirement benefit is then multiplied by a fraction, the numerator of which is such Member’s Years of Service as of the date of calculation and the denominator of which is such Member’s Years of Service at his Normal Retirement Date if he were to live and remain in the employ of the Employer until his Normal Retirement Date. If the Member has less than 15 Years of Service, his monthly retirement benefits as determined under (1) or (2) above shall be reduced by 1/15th for each Year of Service less than 15, but such reduction shall in no event reduce the Member’s monthly retirement benefit to less than two percent (2%) of his Average Monthly Earnings for each Year of Service not in excess of ten (10) Years of Service. All such monthly benefits shall be computed to nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar.

(b)       Benefit Computations After December 31, 1987 And Prior to January 1,

1989[Historicalprovision]. In the case of a Member who retires on his Normal Retirement Date and who is credited with at least one (1) Hour of Service on or after January 1, 1988 but is not credited with (1) Hour of Service on or after January 1, 1989, such Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to (1) a basic monthly benefit of thirty-five percent (35%) of such Member’s Average Monthly Earnings plus (2) an excess benefit equal to three-fourths of one percent (.75%) of such Average Monthly Earnings in excess of one thousand six hundred sixty-six dollars and sixty-seven cents ($1,666.67) multiplied by the Member’s Years of Service not in excess of thirty-five (35) Years of Service. Such monthly retirement benefit is then multiplied by a fraction, the numerator of which is such Member’s Years of Service as of the date of calculation and the denominator of which is such Member’s Years of Service at his Normal Retirement Date if he were to live and remain in the employ of the Employer until his Normal Retirement Date. The Member’s total monthly benefit so computed shall be reduced by 1/15th for each Year of Service fewer than 15 credited to such Member. Provided, however, that in no event shall the application of this

Section 3.2(b) result in a Member’s Accrued Benefit on or after January 1, 1988, being less than such Member’s Accrued Benefit determined as of December 31, 1987, based upon such Member’s Years of Service and Average Monthly Earnings as of December 31, 1987.

(c) Benefit Computations After December 31, 1988 and Prior to January 1,

2001[Historicalprovision]. In the case of a Member who retires on his Normal Retirement Date (or otherwise terminates employment) and who is credited with at least one (1) Hour of Service on or after January 1, 1989 but is not credited with (1) Hour of Service on or after January 1,

2001, such Member shall be entitled to a monthly retirement benefit commencing on his Normal

Retirement Date equal to the sum of (i) and (ii):

(i)       a basic monthly benefit of thirty-five percent (35%) of such

Member’s Average Monthly Earnings multiplied by:

(1)	his Years of Service as of his date of termination of employment or other termination of Service divided by the Years of Service he would have if he continued in employment to his Normal Retirement Date; and

(2)	a fraction equal to the Years of Service he would have if he continued in employment to his Normal Retirement Date divided by 15; provided that this fraction is only applied to a Member if he would have fewer than fifteen (15) Years of Service at his Normal Retirement Date (or if he is employed after his Normal Retirement Date, at his Late Retirement Date);

(ii) an excess benefit equal to .72%, subject to Section 3.2(h), of such Average Monthly Earnings in excess of one thousand four hundred sixteen dollars and sixteen cents ($1,416.16) multiplied by the Member’s Years of Service at his date of termination or other termination of Service not in excess of thirty-five (35) Years of Service.

In no event shall the application of this Section 3.2(c) result in a Member’s Accrued Benefit on or after January 1, 1989, being less than such Member’s Accrued Benefit determined as of December 31, 1988, based upon such Member’s Years of Service and Average Monthly Earnings as of December 31, 1988.

(d)       Benefit Computations After December 31, 2000 [Current Provision]. Effective as of the Freeze Date, no additional benefits shall accrue under the Plan.

(i) In the case of a Member who is not a Sylvester Member and who retires on his Normal Retirement Date (or otherwise terminates employment) and who is credited with at least one (1) Hour of Service on or after January 1, 2001, such Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to the sum of (1) and (2) below.

(1)	The Member’s Accrued Benefit as of December 31, 2000 determined as if such date were a date of termination of employment but with Average Monthly Earnings determined as of the date of actual termination of employment.

(2)	46% of the Member’s Average Monthly Earnings multiplied by

(A) the ratio of the Member’s Years of Service since

January 1, 2001 divided by all Years of Service; and

(B)	a fraction equal to the Years of Service he would have if he continued in employment to his Normal Retirement Date divided by 25; provided this fraction is only applied to a Member if he would have fewer than twenty-five (25) Years of Service at his Normal Retirement Date (or if he is employed after his Normal Retirement Date, at his Late Retirement Date).

(ii) Normal Retirement Benefit. Each Sylvester Member shall be entitled to a monthly retirement benefit commencing on his Normal Retirement Date equal to:

(1)	the Member’s frozen accrued benefit under the Sylvester Plan converted using the Sylvester Plan’s actuarial assumptions to a 5-year certain and life monthly retirement income, plus

(2)	(A)	46% of such Member’s Average Monthly Earnings, multiplied by
(B)

an accrual fraction equal to the Member’s Years of Service completed after March 1, 2004, divided by the Member’s Years of Service at his Normal Retirement Date, if he were to live and remain in the employ of the Employer until his Normal Retirement Date (excluding any years of service performed for Sylvester), multiplied by

	(C)	an accrual fraction equal to the Member’s Years of Service at his Normal Retirement Date not in excess of 25, divided by 25.

Provided however, that in no event shall the application of this Section 3.2(d)(ii) result in a Sylvester Member’s Accrued Benefit on or after March 1, 2004, being less than such Sylvester Member’s Accrued Benefit determined as of February 27, 2004 based upon such Sylvester Member’s Years of Service and Average Monthly Earnings as of February

27, 2004.

(e) Retired Members Entitled to Greater of Past or Current Benefit Formula. For Plan Years beginning on or after January 1, 1990, any Member who terminated employment prior to 1988 and who is entitled to a retirement benefit shall have his retirement benefit recomputed under both the pre-1988 benefit formula contained in Section 3.2(a) and the post-

1987 benefit formula contained in Section 3.2(b), and shall be entitled to receive, prospectively from January 1, 1990 forward only, the greater of the retirement benefits calculated under Sections 3.2(a) or 3.2(b) above. In no event shall the recomputation of a Member’s retirement benefit cause or permit a Member to change the method of benefit payment such Member previously elected pursuant to Section 3.6.

(f) FormofNormalRetirementBenefit. The monthly retirement benefit shall be expressed in the form of a 5-year certain annuity for the life of the Member, although the actual form of payment shall be in accordance with the terms of Section 3.6.

(g) Effective as of January 1, 1989, a Member’s benefit under this Section 3.2 shall in no event be less than the Member’s early retirement benefit calculated under Section 3.4.

(h) Effective as of January 1, 1989 and as applicable to a benefit determined under Section 3.2(c), if the Member commences benefits under the Plan prior to the Member’s reaching his Social Security Retirement Age (as hereinafter defined) the ..72% excess integration factor in Section 3.2(c) shall be replaced by ..67% if the Social Security Retirement Age is 66 and .62% if the Social Security Retirement Age is 67. The “Social Security Retirement Age” shall be as follows:

1, 2000;

(i)       age 65 in the case of a Member who attains age 62 before January

(ii)       age 66 in the case of a Member who attains age 62 after December

31, 1999, but before January 1, 2017; and

31, 2016.

(iii)       age 67 in the case of a Member who attains age 62 after December

(i) Effective as of January 1, 1989, this subsection shall apply to a Member who is (i) credited with a Year of Service both before 1994 and after 1993; and (ii) whose annual compensation in one or more Plan Years prior to January 1, 1994 exceeded the limit in Code Section 401(a)(17) in effect on January 1, 1994. Such Member’s benefit under the Plan shall be the greater of:

(i)       such Member’s Accrued Benefit as of December 31, 1993; and

(ii) such Member’s Accrued Benefit as of his actual date of termination of employment or retirement using the benefit formula in Section 3.2(c) based on the Member’s total Years of Service.

3.3 Late Retirement. Subject to applicable law and the Employer’s personnel policies, a Member may remain in the employ of the Employer after his Normal Retirement Date, in which event no Monthly Retirement Income shall be paid prior to the Member’s Late Retirement Date. If a Member does continue his employment with the Employer beyond his Normal Retirement Date, he shall be entitled to a monthly retirement benefit, commencing on his Late Retirement Date, equal to the monthly retirement benefit which he would have received under Section 3.2 if he had retired on his Normal Retirement Date, taking into account his Years of Service and Average Monthly Earnings as of his Normal Retirement Date and assuming that the form of payment ultimately received under Section 3.6 began as of his Normal Retirement Date; provided, however, that a Member who is credited with at least one (1) Hour of Service on or after January 1, 1988, shall be entitled on his Late Retirement Date to the greater of his Monthly Retirement Income computed in the manner provided in Section 3.2(b), 3.2(c), or 3.2(d) but by taking into account his Years of Service, including Years of Service credited after his Normal Retirement Date, (subject, however, to any applicable Year of Service maximums) and Average Monthly Earnings as of his Late Retirement Date or the Actuarial Equivalent of the monthly retirement benefit which he would have received under Section 3.2 if he had retired on his Normal Retirement Date. The monthly retirement benefit shall be expressed in the form of a 5- year certain annuity for the life of the Member, although the actual form of payment shall be in accordance with the terms of Section 3.6. Notwithstanding the foregoing, except as otherwise provided in Section 6.5 or under applicable law, effective on and after the Freeze Date, the Member shall not be entitled to any additional Actuarial Equivalent increase in the Monthly Retirement Income to which he otherwise would have been entitled at his Normal Retirement Date or any increase in Monthly Retirement Income based on his compensation and service after the Freeze Date.

3.4       Early Retirement. A Member who is at least age 55 and has completed at least 15

Years of Service shall be eligible for early retirement and thus shall be fully vested. If a Member does take early retirement, he shall be entitled to a monthly retirement benefit, commencing on his Normal Retirement Date, equal to his Accrued Benefit as of his Early Retirement Date. Alternatively, if the Member elects to have his monthly retirement benefit begin before his Normal Retirement Date, such Member shall be entitled to a monthly retirement benefit equal to the monthly retirement benefit which would otherwise commence as of his Normal Retirement Date, reduced by five twelfths (5/12ths) of one percent (1%) for each month that the commencement date of such payments precedes the Member’s Normal Retirement Date. All such monthly benefits shall be computed to the nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar. The monthly retirement benefit shall be expressed in the form of a 5-year certain annuity for the life of the Member, although the actual form of payment shall be elected in accordance with the terms of Section 3.6. Notwithstanding anything herein to the contrary, solely for purposes of determining a Member’s eligibility for Early Retirement and his Early Retirement Date, Years of Service shall include Years of Service credited after the Freeze Date in accordance with the provisions of the Plan.

3.5 Disability Retirement. If a Member becomes Totally and Permanently Disabled after completing at least 10 Years of Service and prior to the Freeze Date, and if he remains Totally and Permanently Disabled until his Normal Retirement Date, such Member shall be entitled to a monthly retirement benefit, commencing on his Normal Retirement Date, computed as of the date such Member incurs a Total and Permanent Disability, in an amount equal to the monthly retirement benefit to which he would have been entitled under Section 3.2 if he had continued to work until his Normal Retirement Date and his Average Monthly Earnings continued at the same level as in effect at the time of the Total and Permanent Disability.

Total and Permanent Disability shall be considered to have ended and entitlement to a disability retirement pension shall cease if, prior to his Normal Retirement Date, the Member is reemployed by the Employer or loses his entitlement to payments under all Employer-sponsored long-term disability insurance programs under which he was covered at the time of his Total and Permanent Disability. If entitlement to a disability retirement pension ceases in accordance with the provisions of this paragraph for a reason other than reemployment by the Employer, such Member shall not be prevented from qualifying for a Monthly Retirement Income under another provision of the Plan, based upon his Years of Service, Average Monthly Earnings, and age at the time of disability retirement, but such Member’s period of Total and Permanent Disability shall not be counted in calculating his Years of Service. If a Member recovers from Total and Permanent Disability and returns to employment with the Employer prior to the Freeze Date, his subsequent entitlement to a Monthly Retirement Income shall be determined in accordance with the provisions of the Plan, based upon his Years of Service, Average Monthly Earnings, and age, and the period of Total and Permanent Disability shall be counted in calculating his Years of Service.

3.6       Method of Payment of Retirement Benefits.

(a) Monthly Retirement Benefit of the Normal Form. Except as otherwise provided with respect to married Members in Section 3.6(b) and the election of an optional form of payment in Section 3.6(c), a Member entitled to retirement, termination or disability benefits hereunder shall receive such benefits in the form of a 5-year certain annuity for the lifetime of the Member.

(b) Qualified Joint and Survivor Annuity for Married Members. Benefits of any Member who has an Eligible Spouse on the Annuity Starting Date shall be paid, unless the Member otherwise elects in the manner set forth below, in the form of a Qualified Joint and Survivor Annuity, which shall be the Actuarial Equivalent of the normal form of monthly retirement benefit, providing periodic payments for the life of the Member with a fifty percent (50%) contingent survivor annuity for the benefit of his Eligible Spouse. The Plan Administrator shall establish an election period of at least one hundred and eighty (180) days (ninety (90) days for elections prior to January 1, 2007) prior to the date on which Qualified Joint and Survivor Annuity payments are to commence and shall provide each Member with a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity; (ii) the Member’s right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity; (iii) the rights of the Member’s Eligible Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (v) the relative values of the various optional forms of payment under the Plan; provided, however, with respect to the written explanation of the Qualified Joint and Survivor Annuity with an Annuity Starting Date on and after February 1, 2006, the relative values of the various optional forms of benefit under the Plan shall be made in a manner that would satisfy the notice requirements of Code Section 417(a)(3) and Treasury Regulations Section 1.417(a)-3. For notices given in Plan Years beginning after December 31, 2006, such notification shall also include a description of the Member’s right to defer receipt of his or her benefit and how much larger benefits will be if the commencement of distributions is deferred. Any election is revocable by the Member if revoked in a writing delivered to the Plan Administrator within such election period. A Member who is eligible for a benefit shall be permitted to elect any of the optional forms in (c) below (subject to the requirements of such forms).

(i)       An election by a married Member to receive his retirement benefits in a form other than a Qualified Joint and Survivor Annuity shall not take effect unless:

(1)	the Member’s Eligible Spouse consents in writing to such election, and the Eligible Spouse’s consent acknowledges the effect of such election and is witnessed by a notary public or an official designated by the Plan Administrator;

(2)	it is established to the satisfaction of the Plan Administrator that the Eligible Spouse’s consent cannot be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by Regulations; or

(3)	for elections made on or after January 1, 2008 with respect to Annuity Starting Dates beginning on or after January 1,

2008, the optional form of payment elected by such married

Member is set forth in Section 3.6(c)(iii).

Consent by an Eligible Spouse, or establishment that an Eligible Spouse’s consent cannot be obtained, shall be effective only with respect to such individual spouse.

(c) Election of Optional Forms of Payment. A Member entitled to benefits payable in the form of equal monthly installments for such Member’s life or a married Member’s electing (with the written consent of such Member’s Eligible Spouse) not to receive a Qualified Joint and Survivor Annuity, may elect to have his retirement benefit payable under one of the Optional Forms of Payment, set forth below, which is the Actuarial Equivalent of his Normal Retirement Benefit pursuant to Section 3.2 hereof:

(i)       An annuity for the Member’s life alone;

or 10 years; or

(ii)       An annuity for the Member’s life, with payments guaranteed for 5

(iii) An annuity for the Member’s life, with a survivor annuity for the Member’s Eligible Spouse which is 100% or 75% of the annuity which is payable during the joint lives of the Member and his Eligible Spouse. Notwithstanding the foregoing, the written consent of such Member’s Eligible Spouse is not required to the election by a Member of the optional form of payment under this Section 3.6(c)(iii) for distributions with Annuity Starting Dates beginning on or after January 1, 2008.

(d) Lump Sum Cash-Out Distribution. Notwithstanding any other provision of this Section 3.6, if the Actuarial Equivalent present value of the Member’s benefit is less than

$5,000, and if benefit payments have not begun and the Member’s Annuity Starting Date has not been reached, the Plan Administrator shall distribute such benefits in a lump sum to the Member or his Beneficiary. For these purposes, the present value of the Member’s Monthly Retirement Income shall be calculated in accordance with Section 5.5 of the Plan. In the event of a distribution under this Section 3.6(d) in excess of $1,000, if the Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a Direct Rollover in accordance with Section 11.17 or to receive the distribution directly, then the Plan Administrator will pay the distribution in a Direct Rollover to an Eligible Retirement Plan designated by the Plan Administrator.

(e) Election Period. Any election of a payment option other than a Qualified Joint and Survivor Annuity (or a revocation of same) by a Member must be made in writing filed with the Plan Administrator within an election period commencing on the date which is nine (9) months prior to the Member’s retirement date and terminating sixty (60) days prior to the date upon which his benefits actually commence (the “Election Period”). Information pertaining to this election shall be delivered to the Member on or before the commencement date of the Election Period. The Member must request any additional information he may desire within a sixty (60) day period commencing on the date this information is mailed or delivered to him. Notwithstanding anything in this Section 3.6(e) to the contrary, the Election Period shall in all cases include the sixty-day period following the date upon which the additional information timely requested by a Member was mailed or delivered to him.

Notwithstanding the preceding paragraph or Section 3.6(b), effective January 1,

1997, the written explanation described in Code Section 417(a)(3)(A) may be provided after the Annuity Starting Date. The 90-day applicable election period to waive the Joint and Survivor Annuity described in Code Section 417(a)(6)(A) shall not end before the 30th day after the date on which such explanation is provided. The Secretary of the Treasury may, by regulations, limit the period of time by which the Annuity Starting Date precedes the provision of the written explanation other than by providing that the Annuity Starting Date may not be earlier than termination of employment.

Effective January 1, 1997, a Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the Annuity Starting Date (or to waive the 30-day requirement under the above paragraph) if the distribution commences more than 7 days after such explanation is provided.

(f) Death After Commencement of Benefits. If the Member dies after the commencement of the distribution of benefits but prior to the distribution of all benefits payable under the respective settlement option, the distribution shall continue to the Beneficiary pursuant to the form of payment selected by the Member under this Section 3.6.

3.7 Suspension Of Benefits. Except as provided in Section 3.5, if a Retired or Terminated Member is receiving benefit payments from or on behalf of the Plan on account of such retirement or termination, such benefit payments shall immediately cease upon re- employment, and, except as provided in Section 5.4, the total benefits theretofore paid to such

Member shall actuarially reduce any subsequent benefit payments which may be due or may become due to such Member under the Plan. Any benefits thereafter payable to such Member shall be paid as otherwise provided in the Plan. No payment will be withheld under this Section unless the Plan notifies the Member, in accordance with the requirements of ERISA Section

203(a)(3)(B) and the regulations thereunder, that such Member’s benefits are suspended. To the extent required by ERISA, this Section 3.7 shall apply to Members who continue employment past their Normal Retirement Date as provided in Section 3.3.

ARTICLE IV DEATH BENEFITS

4.1       Incidental Death Benefits for Eligible Spouse.

(a) If a Member dies while actively employed and prior to becoming a Retired Member or Terminated Member and prior to the commencement of benefits pursuant to Article III or V, Death Benefits shall be payable to the deceased Member’s Eligible Spouse, if any. The surviving Eligible Spouse may elect between the following:

(i) A monthly retirement benefit, commencing on what would have been the Member’s Normal Retirement Date (or his Late Retirement Date if the Member works beyond his Normal Retirement Date), equal to the amount which would have been payable to the Spouse under the Qualified Joint and Survivor Annuity provided in Section 3.6(b) if the Member had terminated his employment on the date of his death, had then lived until his Normal Retirement Date and begun to receive Monthly Retirement Income in the form of a Qualified Joint and Survivor Annuity on that date, and had died on the day after the commencement of benefits; or

(ii) a monthly retirement benefit, commencing on the first day of any month on or after what would have been the Member’s 55th birthday and before what would have been the Member’s Normal Retirement date, equal to the amount which would have been payable to the Eligible Spouse under the Qualified Joint and Survivor Annuity provided in Section 3.6(b) if the Member had terminated his employment on the date of his death, had then lived until the date on which benefits actually commence under this item (ii) and had begun to receive Monthly Retirement Income in the form of a Qualified Joint and Survivor Annuity on that date, and had died on the day after the commencement of benefits.

In the absence of an affirmative written election by the Spouse, Death Benefits shall be payable to the surviving Eligible Spouse in accordance with item (i), above, if the Member dies on or after his Normal Retirement Date. Otherwise, Death Benefits shall be payable in accordance with item (ii), above, with the payment of benefits commencing on the first day of the month coincident with or immediately following the Member’s 55th birthday if he dies before age 55 or commencing on the first day of the month coincident with or immediately following the date of the Member’s death if he was at least age 55 at the time of his death.

All such monthly benefits shall be computed to the nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar. The monthly retirement benefit shall continue for the life of the Spouse alone. The death of the Spouse, whether before or after the commencement of monthly benefits, shall terminate the right to any Death Benefits for any month after the Spouse’s death.

(b) Lump Sum Cash-Out Distribution. Notwithstanding any other provision of this Section 4.1 to the contrary, if the Actuarial Equivalent present value of the Member’s Death Benefits are less than $5,000, and if benefit payments have not begun and the Member’s Annuity

Starting Date has not been reached, the Plan Administrator, shall distribute such Death Benefits in a lump sum to the surviving Eligible Spouse of the deceased Member. For these purposes, the present value of the Member’s Death Benefits shall be calculated in accordance with Section 5.5 hereof.

4.2 DeathBenefitsinAbsenceofSurvivingEligibleSpouse. If a deceased Member is not survived by an Eligible Spouse, no Death Benefits shall be payable under this Plan with respect to a deceased Member who is not a Retired Member or Terminated Member at the time of his death and who is not eligible for retirement under Sections 3.2, 3.3, or 3.4 at the time of his death. If a deceased Member who is not survived by an Eligible Spouse and who is not a Retired Member or Terminated Member, would have been eligible for normal, late or early retirement under Sections 3.2, 3.3, or 3.4, respectively, at the time of his death, his Beneficiary shall receive as Death Benefits a monthly amount for 60 months equal to the monthly retirement benefit which the Member would have received if he had retired as of the date of his death and had begun to receive Monthly Retirement Income in the form of a 5-year certain annuity for the life of the Member, commencing on the first day of the month following the month in which his death occurs.

4.3 SpecialMilitaryDeathBenefit. Effective as of January 1, 2007, the death benefit provided in Section 4.1 and 4.2 shall be provided to any active Member who dies while in military leave to the extent required by, and in accordance with the mandatory provisions of, the Heroes Earnings Assistance and Relief Tax Act of 2008, including treating any such Member as if they had returned to active employment with the Employer and then terminated employment as a result of death for purposes of any additional survivor benefits provided under the Plan.

ARTICLE V

VESTING AND TERMINATION OF EMPLOYMENT

5.1 Vested Interest. Whenever a Member, for reasons other than actual retirement under Sections 3.2, 3.3, 3.4, or 3.5 hereof or death under Article IV, incurs a one year Break in Service, he shall cease to be an active Member and shall become a Terminated Member. Subject to the limitations and restrictions of Article VI, each Terminated Member who is not thereafter credited with any additional Year(s) of Service shall be entitled at his Normal Retirement Date to receive Monthly Retirement Income equal to the vested percentage of his Accrued Benefit as of his date of termination.

The vested percentage of any Terminated Member who is credited with at least one (1) Hour of Service on or after January 1, 1989, shall be determined in accordance with the following schedule:

Completed Years of Service	Vested Percentage
Less than 5	0%
5 or more	100%

The vested percentage of any Terminated Member who is not credited with at least one (1) Hour of Service on or after January 1, 1989 shall be determined pursuant to the terms of the Plan as it existed on the date of the Terminated Member’s termination of employment.

The nonvested portion of the Terminated Member’s Accrued Benefit shall constitute a Forfeiture as of the last day of the Plan Year in which such Terminated Member’s employment with the Employer terminates if the Member has no vested interest in his Accrued Benefit, or upon the earlier to occur of a fifth consecutive Break in Service or a distribution of any portion his vested Accrued Benefit if the Member does have a vested interest in his Accrued Benefit. Any such Forfeiture shall serve to reduce the Employer’s contributions required under Article VII. In the event a distribution is made, the relevant Member shall be afforded the Buy-Back option described in Section 5.4 of the Plan.

If a Terminated Member has completed at least 15 Years of Service as of the date of termination, then he shall be entitled to elect in writing to receive Monthly Retirement Income, commencing on or after the first day of the month on or after the Member’s 55th birthday and before his Normal Retirement Date, equal to the amount otherwise payable at his Normal Retirement Date, reduced by 5/12ths of 1% for each month that the commencement of benefits precedes his Normal Retirement Date.

Notwithstanding anything herein to the contrary, for purposes of determining a Member’s vested interest in his Accrued Benefit under the Plan, Years of Service shall include Years of Service credited after the Freeze Date in accordance with the provisions of the Plan. A Member with no vested interest in his Accrued Benefit shall not become vested as a result of the freezing of the Plan.

5.2 Method of Payment of Benefits to Member Separating from Service before RetirementDate. If the Member separates from service before retirement or death, the settlement options available to the Member will depend upon the Member’s marital status as of the date on which benefit payments commence or on which the Member dies.

(a) If the Member then has an Eligible Spouse, the vested portion of his benefit will be paid in the form of a Qualified 50% Joint and Survivor Annuity as described in Section 3.6(b) unless the Member and his Eligible Spouse pursuant to the spousal consent requirements in Section 3.6(b)(2), elect to have the vested portion of his benefits paid in the form of a 5-year certain annuity. Payments under such Qualified Joint and Survivor Annuity or straight life annuity shall in fact commence as of the Member’s Normal Retirement Date or, if the Member has completed at least 15 Years of Service as of his date of termination and so elects in writing, on the first day of any month on or after the Member’s 55th birthday and before his Normal Retirement Date. If the Member dies before the commencement of benefits, a 50% survivor annuity equal to the amount which would be payable to the surviving Eligible Spouse under a Qualified Joint and Survivor Annuity (as though the Member had lived and begun to receive a Qualified Joint and Survivor Annuity on the commencement date) shall be payable to the Surviving Eligible Spouse. The commencement date of this 50% survivor annuity shall be the first day of the month coincident with or immediately following the later of the Member’s

55th birthday or his date of death if he has completed at least 15 Years of Service as of his date of termination and otherwise shall be the Member’s Normal Retirement Date. The death of the surviving Eligible Spouse shall terminate the right to any annuity payments for any month after the surviving Eligible Spouse’s death.

(b) If the Member does not have an Eligible Spouse, the Member shall receive the vested portion of his Accrued Benefit in the form of a 5-year certain annuity for the life of the Member, commencing on the Member’s Normal Retirement Date. Alternatively, if the Member has completed at least 15 Years of Service as of his date of termination and so elects in writing, the monthly benefit otherwise payable to the Member at the time of his Normal Retirement Date, reduced by five twelfths (5/12ths) of one percent (1%) for each month that the commencement of benefits precedes his Normal Retirement Date, shall be payable in the form of a 5-year certain annuity for the life of the Member, commencing on the first day of any month on or after the Member’s 55th birthday and before his Normal Retirement Date. The Terminated Member’s death prior to the commencement of benefits shall terminate any right to benefits under this Plan with respect to that Terminated Member.

5.3 Lump Sum Cash-Out Distribution. Notwithstanding any other provision of this Section 5.3 to the contrary, if the Actuarial Equivalent present value of the vested portion of a Member’s Accrued Benefit is less than $5,000, and if benefit payments have not begun and the Annuity Starting Date of the relevant Member has not been reached, the Plan Administrator shall distribute such amount in a lump sum to the Member or the Beneficiary of a deceased Member. For these purposes, the present value of the vested portion of the Member’s Accrued Benefit shall be calculated in accordance with Section 5.5 hereof.

5.4 Buy-Back. If a Member who has received a distribution pursuant to Section 5.3 is subsequently reemployed and again becomes a Member of this Plan, the calculation of his Accrued Benefit and his Monthly Retirement Income shall be reduced by the Actuarial

Equivalent of such cash-out unless the amount of such payment is repaid to the Trust Fund, plus interest at 5% per annum between the date of payment and the date of repayment. This 5% interest rate shall automatically be adjusted to reflect any regulation or ruling issued under Code Section 411(c)(2)(D) which changes such interest rate. If such amount (plus interest) is repaid, the Member’s Accrued Benefits shall not be reduced by the Actuarial Equivalent of the cash-out.

5.5       Determination Of Present Value

(a) In General. For purposes of determining whether the present value of (1) a Member’s Vested Accrued Benefit, (2) a Qualified Joint and Survivor Annuity within the meaning of Section 417 of the Code, or (3) a Qualified Pre-Retirement Survivor Annuity within the meaning of Section 417 of the Code exceeds $5,000, the present value of such benefits or annuities shall be calculated in accordance with the provisions of Section 1.2 of the Plan.

(b) Minimum Value. In no event shall the present value of any benefit or annuity determined under Section 5.5(a) be less than the greater of:

(i) The present value of such benefit or annuity using the Plan provisions (other than this Section 5.5) for determining the present value of accrued benefits or annuities, or

(ii)       The present value of such benefits or annuities determined under

Section 5.5(a) before application of this subsection (b).

(c) Coordination with Limitations on Contributions and Benefits. In no event shall the amount of any benefit or annuity determined under this Section 5.5 exceed the maximum benefit permitted under Code Section 415.

ARTICLE VI

LIMITATIONS ON BENEFITS, NON-DISTRIBUTION ALIENATION AND ASSIGNMENT, AND RIGHTS OF MEMBERS

6.1       Limitation on Benefits for Limitation Years Beginning Before July 1, 2007.

(a) Anything herein to the contrary notwithstanding, the benefits computed under Article III shall be subject to the following limitations: The maximum benefit, when expressed as an annual benefit, shall not exceed the lesser of $170,000 (subject to cost of living adjustments under Code Section 415(d)) or 100% of the Member’s average annual Earnings for his three highest consecutive years, subject to the following:

(i) The maximum limitation shall apply to a straight life annuity, with no ancillary benefits;

(ii) If benefits begin prior to the Member’s Social Security Retirement Age (as hereinafter defined), the maximum will be adjusted so that it is the Actuarial Equivalent of an annual benefit of $170,000, multiplied by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987. The “Social Security Retirement Age” shall be the age used as the retirement age for the Member under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 215(1)(2) of such Act were 62.

(iii) If benefits begin after a Member’s Social Security Retirement Age, the maximum shall be adjusted so that it is the Actuarial Equivalent of $7,500 per month beginning at the Social Security Retirement Age, multiplied by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years beginning after December 31, 1987, based on the lesser of the interest rate assumption used under the Plan or on an assumption of five percent (5%) per year. Effective as of January 1, 2000, the benefits paid in accordance with this Section shall be adjusted for the repeal of Code Section 415(e) provided that no increase in benefit is permitted to reflect the difference between the limitation of Code Section 415(b) and Code Section 415(e) for the prior limitation years.

(iv) If the Employee has completed less than ten years of participation in the Plan, the Member’s Accrued Benefit shall not exceed the maximum multiplied by a fraction, the numerator of which is the Member’s number of years (or part thereof) of participation in the Plan, and the denominator of which is ten.

(v) The maximum amount of $170,000 shall be increased as permitted by Internal Revenue Service Regulations to reflect cost-of-living adjustments above the base period and from and after January 1, 2005 the benefit paid to any Member who is in payment status will be adjusted as of the first day of each limitation year for the increase, if any, in the dollar limitation indexed under Code Section 415(d).

(vi) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, the Accrued Benefit, including the right to any optional benefit provided in the Plan (and all other defined benefit plans required to be aggregated with this Plan under the provisions of Code Section 415), shall not increase to an amount in excess of the amount permitted under Code Section 415.

(b) Effective as of the first day of the first limitation year beginning on or after January 1, 2000 (the “effective date”), and notwithstanding any other provision of the Plan, the Accrued Benefit for any Member shall be determined by applying the terms of the Plan implementing the limitations of Code Section 415 as if the limitations of Code Section 415 continued to include the limitations of Code Section 415(e) as in effect on the day immediately prior to the effective date.

Notwithstanding any provision in the Plan to the contrary, the preceding provision does not apply to any Employee participating in the Plan who has completed one Hour of Service on or after January 1, 2000.

(c) In the event that a Member’s benefits under this Plan and any other plan exceed the limitations specified in Section 6.1(a) or (b), appropriate reductions in such benefits shall be made by the Plan Administrator in the following order:

(i)       First, any benefits from this Plan, and

(ii) to the extent that additional reductions are necessary, such reductions shall be made to any defined contribution plan maintained by the Employer.

(d) For purposes of this Section 6.1, the following definitions and rules of interpretation shall apply:

(i) “Projected Annual Benefit” means the Annual Benefit to which a Member would be entitled under a defined benefit plan (after giving effect to any limitation on such benefit contained in such plan that may be applicable to the Member) on the assumptions that he continues Employment until his Normal Retirement Date thereunder, that his Compensation continues at the same rate as in effect for the Plan Year under consideration until such Normal Retirement Date, and that all other relevant factors used to determine benefits under such Plan remain constant for all future Plan Years.

(ii) The “Annual Addition” of a Member means amounts treated as Employer contributions, plus the Member’s contributions (if any), provided that for Plan Years ending before December 31, 1986, only the lesser of: (1) the portion of this Member contributions (if any) during such year in excess of 6% of his compensation, within the meaning of Code Section 415(c)(3), or (2) one-half of his Member contributions during such Year shall be treated as Annual Additions. With respect to defined contribution plans under which forfeitures can occur, Annual Additions shall also include any forfeitures allocable during the Plan Year. Further, amounts allocated in Plan Years beginning after March 31, 1984, to an individual medical account, as defined in Code Section 415(1), which is part of a defined benefit plan maintained by the Employer shall be treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee, under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, shall be treated as Annual Additions to a defined contribution plan. In no event shall this be construed as applying the limitations of Code Section 415(c)(1)(B) to individual medical accounts or postretirement medical benefits.

(iii)       The “Annual Benefit” of a Member means the annual amount payable under a defined benefit plan computed in accordance with the following rules:

(1)	where the benefit payable under a defined benefit plan is other than in the form of either a straight life annuity or a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11)(G)(iii), it shall be adjusted to the Actuarial Equivalent benefit in the form of a straight life annuity on the basis of reasonable actuarial assumptions;

(2)	in the case of a benefit under a defined benefit plan which begins before age 62, such benefit shall be adjusted to the Actuarial Equivalent of a benefit commencing at age 62 on the basis of reasonable actuarial assumptions;

(3)	in the case of a benefit under a defined benefit plan which begins after age 65, such benefit shall be adjusted to the Actuarial Equivalent of a benefit commencing at age 65 on the basis of reasonable actuarial assumptions. The adjustment described in (2) above shall not increase the value of a Member’s Annual Benefit above $170,000 (this amount shall be adjusted automatically in accordance with regulations promulgated by the Secretary of Treasury) if the Member’s benefit under the defined benefit plan does not exceed $75,000 commencing at or after age 55, or the Actuarial Equivalent of $75,000 at age 55 in the case of a benefit commencing before age 55.

(4)	“Dollar Limitation” means the limitation provided in Code Section 415(c)(1)(A) (adjusted in accordance with regulations of the Secretary of the Treasury) as in effect for the particular Plan Year.

(5)	“Prior Year” means a year, preceding the current Plan Year, in which the Member was in the service of the Employer. For purposes of the preceding sentence, year shall mean (in the event the Plan was in existence during such year) a Plan Year, or (in the event the Plan was not in existence during such year) a 12-month period which begins and ends on the same dates as the Plan Year.

(6)	For purposes of computing the maximum allocation under either Section 6.1(a) or Section 6.1(b), all defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan, and all defined contribution plans as defined in Code Section 414(i) (whether or not terminated) of the Employer shall be treated as one defined contribution plan.

(e) EGTRRA Limitation on Benefits.

(i) This Section 6.1(e) shall be effective for limitation years ending after December 31, 2001, and thus effective as of January 1, 2002.

(ii) Effect on Members. Benefit increases resulting from the increase in the limitations of Code Section 415(b) shall be provided to all Members who are Members and who have one Hour of Service on or after January 1, 2002.

(iii)       Definitions.

(1)	Defined benefit dollar limitation. The “defined benefit dollar limitation” is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary of the Treasury shall prescribe, and payable in the form of a straight life annuity. A limitation as adjusted under Code Section 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies. Effective January 1, 2005, the “defined benefit dollar limitation” is $170,000.

(2)	Maximum permissible benefit. The “maximum permissible benefit” is the defined benefit dollar limitation (adjusted where required, as provided in (A) and, if applicable, in (B) or (C) below, and limited, if applicable, as provided in (D) below).

(A)	If the Member has fewer than 10 years of participation in the Plan, the defined benefit dollar limitation shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is 10. In the case of a Member who has fewer than 10 Years of Service with the Employer, the defined benefit compensation limitation shall be multiplied by a fraction, (i) the numerator of which is the number of

Years (or part thereof) of Service with the Employer and (ii) the denominator of which is 10.

(B)	If the benefit of a Member begins prior to age 62, the defined benefit dollar limitation applicable to the Member at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Member at age 62 (adjusted under (A) above, if required). The defined benefit dollar limitation applicable at an age prior to age 62 is determined as the lesser of (1) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan, and (2) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table as specified in Section 1.2 of the Plan. Any decrease in the defined benefit dollar limitation determined in accordance with this paragraph (B) shall not reflect a mortality decrement if benefits are not forfeited upon the death of the Member. If any benefits are forfeited upon death, the full mortality decrement is taken into account.

(C)	If the benefit of a Member begins after the Member attains age 65, the defined benefit dollar limitation applicable to the Member at the later age is the annual benefit payable in the form of a straight life annuity beginning at the later age that is the Actuarial Equivalent to the defined benefit dollar limitation applicable to the Member at age 65 (adjusted under (A) above, if required). The Actuarial Equivalent of the defined benefit dollar limitation applicable at an age after age 65 is determined as (1) the lesser of the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using the interest rate and mortality table (or other tabular factor) specified in the Plan, and (2) the Actuarial Equivalent (at such age) of the defined benefit dollar limitation computed using a 5% interest rate and the applicable mortality table specified in Section 1.2 of the Plan. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(f) PFEA Limitations On Benefits. Effective for distributions in Plan Years beginning after December 31, 2003, the determination of Actuarial Equivalent of forms of benefit other than a straight life annuity shall be made in accordance with paragraph (i) or (ii) below.

(i) BenefitFormsNotSubjecttoSection417(e)(3)oftheCode: The straight life annuity that is the Actuarial Equivalent to the Member’s form of benefit shall be determined under this paragraph (i) if the form of the Member’s benefit is either (A) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Member (or, in the case of a qualified preretirement survivor annuity, the life of the surviving spouse), or (B) an annuity that decreases during the life of the Member merely because of (i) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (ii) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

(1)

Limitation Years beginning before July 1, 2007. For Limitation Years beginning before July 1, 2007, the Actuarial Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit computed using whichever of the following produces the greater annual amount: (i) the applicable interest rate and applicable mortality table specified in Section 1.2 of the Plan for adjusting benefits in the same form; and (ii) a five- percent interest rate assumption and the applicable mortality table (or other tabular factor) defined in Section

1.2 of the Plan for that Annuity Starting Date.

	(2)	Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the applicable provisions of Annex A shall apply.
(ii)	Bene	fit Forms Subject to Section 417(e)(3) of the Code: The

straight life annuity that is the Actuarial Equivalent to the Member’s form of benefit shall be determined under this paragraph (ii) if the form of the Member’s benefit is other than a benefit form described in paragraph (i). In this case, the Actuarial Equivalent straight life annuity shall be determined as follows:

(1)       Annuity Starting Date in Plan Years Beginning After 2005.

If the Annuity Starting Date of the Member’s form of benefit is in a Plan Year beginning after 2005, the Actuarial Equivalent straight life annuity is equal to the greatest of the Annual Benefit in the form of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit, computed using the applicable interest rate and applicable mortality table (or other tabular factor) defined in Section 1.2 of the Plan for adjusting benefits in the same form; (ii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table defined in Section 1.2 of the Plan and (iii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit, computed using the applicable interest rate and applicable mortality table defined in Section 1.2 of the Plan for adjusting benefits in the same form, divided by 1.05.

(2)       Annuity Starting Date in Plan Years Beginning in 2004 or

2005. If the Annuity Starting Date of the Member’s form of benefit is in a Plan Year beginning in 2004 or 2005, the Actuarial Equivalent straight life annuity is equal to the Annual Benefit in the form of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit, computed using whichever of the following produces the greater annual amount: (i) applicable interest rate and applicable mortality table defined in Section 1.2 of the Plan for adjusting benefits in the same form; and (ii) a

5.5 percent interest rate assumption and the applicable mortality table defined in Section 1.2 of the Plan.

(3)	Annuity Starting Date on or after First Day of First Plan Year Beginning in 2004 and Before December 31, 2004. If the Annuity Starting Date of the Member’s benefit is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, the application of subparagraph (2) shall not cause the amount payable under the Member’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this Article, except that the Actuarial Equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit, computed using whichever of the following produces the greatest annual amount: (i) applicable interest rate and applicable mortality table specified in Section 1.2 of the Plan for adjusting benefits in the same form; (ii) the applicable interest rate and applicable mortality table (or other tabular factor) defined in Section 1.2 of the Plan; and (iii) the applicable interest rate (as in effect on the last day of the last plan year beginning before January 1, 2004, under provisions of the Plan then adopted and in effect) and the applicable mortality table defined in Section 1.2 of the Plan.

6.2 Limitation on Benefits for Limitation Years Beginning On or After July 1, 2007. Anything herein to the contrary notwithstanding, the benefits computed under Article III with Annuity Starting Dates beginning on or after January 1, 2008 shall be subject to the limitations set forth in Annex A to this Plan.

6.3       Special Rules for Benefits Payable to Highly Compensated Employees.

(a) An Employee shall be deemed an “Affected Employee” subject to this Section 6.3 if he is a Highly Compensated Employee, and is one of the twenty-five (25) Employees paid the greatest compensation in the current or any prior Plan Year.

(b) In the event of Plan termination, the benefit of any Affected Employee is limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

(c) The annual payments to an Affected Employee are restricted to an amount equal to the payment that would be made on behalf of the Affected Employee under (i) a single life annuity that is the Actuarial Equivalent of the sum of the Affected Employee’s Accrued Benefit and other benefits payable to the Affected Employee under the Plan, and (ii) the amount of the payments that the Affected Employee is entitled to receive under a social security supplement. The restrictions in this paragraph do not apply, however, if:

(i) After payment to an Affected Employee of all benefits payable to the Affected Employee under the Plan, the value of plan assets equals or exceeds 110% of the value of current liabilities, as defined in Code Section 412(1)(7),

(ii)       The value of benefits payable to the Affected Employee under the

Plan is less than 1 percent of the value of current liabilities before distribution, or

(iii) The value of the benefits payable to the Affected Employee under the Plan does not exceed the amount described in Code Section 411(a)(11)(A).

For purposes of subparagraphs (i), (ii) and (iii) above the value of Plan assets and the value of current liabilities must be determined as of the same date. For purposes of this subsection, the term “benefit” includes, among other benefits, loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the Employee’s life.

6.4 NoAssignmentofBenefits. None of the benefits under the Plan shall be subject to the claims of creditors of Members, Terminated Members, Retired Members, Eligible Spouses,

or Beneficiaries, and such benefits shall not be subject to attachment, garnishment, or any other legal process whatsoever. No Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary may assign, sell, borrow on, or otherwise encumber any of his beneficial interest in the Plan and Trust Fund, nor shall any such benefits be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary. If any such Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary shall become bankrupt or attempt to anticipate, sell, alienate, transfer, pledge, assign, encumber, or charge any benefit specifically provided for herein, or if a court of competent jurisdiction enters an order purporting to subject such interest to the claim of any creditor, then such benefit shall be terminated and the Trustee shall hold or apply such benefit to or for the benefit of such Member, Terminated member, Retired Member, Eligible Spouse, or Beneficiary in such manner as the Plan Administrator, in its sole discretion, may deem proper under the circumstances.

However, the foregoing provision against the assignment of a Member’s benefit under the Plan shall not apply in the case of (i) qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of Code Section 414(p) (“QDRO”), or (ii) the Member’s liability to the Plan due to: (A) the Member’s conviction of a crime involving the Plan, (B) a judgment, consent order, or decree in action for violation of fiduciary standards, or (C) a settlement involving the Department of Labor or Pension Benefit Guaranty Corporation.

Effective as of April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO solely because the order revises another domestic relations order or QDRO or solely because of the time at which the order is issued, including issuance after the Annuity Starting Date or after the Member’s death.

6.5 Commencement of Benefits. Notwithstanding any provision to the contrary, the payment of benefits to the Member shall begin not later than 60 days after the last day of the Plan Year in which the latest of (a), (b), or (c) occurs:

(a) The Member’s Normal Retirement Date;

Member; or

(b)       The 10th anniversary of the date on which such Member first becomes a

(c) The date on which such Member terminates his service with the Employer.

Otherwise, the payment of benefits shall commence as of any earlier date specified in this Plan. Payment of a Member’s benefits shall commence not later than April 1 of the calendar year that follows:

(i)       for a Member who is a 5% owner (as defined in Code Section

416(i)(1)), the calendar year in which the Member reaches age 701/2, and

(ii)       for each other Member, the later of the calendar year in which the

Member (1) reaches age 70 1/2, or (2) retires.

Notwithstanding any provision of the Plan to the contrary and prior to January 1, 2003, all distributions from the Plan shall be made in accordance with the requirements of the regulations under Code Section 401(a)(9), including the minimum incidental benefit distribution requirements under Section 1.401(a)(9)-2 of the Proposed Regulations. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001 and prior to January 1, 2003, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with regulations under such section that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

With respect to distributions under the Plan required to be made under Code Section

401(a)(9) for calendar years 2003 and later, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the final regulations under Code Section 401(a)(9) that were issued on April 17, 2002, in accordance with Rev. Proc. 2002-29.

A Member’s Accrued Benefit will be actuarially increased to take into account certain periods after age 70-1/2 for which the Member does not receive any benefits under the Plan. The actuarial increase applies for the period (1) that begins on the April 1 following the calendar year in which the Member attains age 70-1/2 (January 1, 1997 in the case of a Member who attains age 70-1/2 prior to 1996) (the “Start Date”), and (2) that ends on the date on which benefits commence in an amount sufficient to satisfy Code Section 401(a)(9) (the “End Date). After applying the actuarial increase, an affected Member’s Accrued Benefit as of the End Date must be no less than the Actuarial Equivalent as of the End Date of the Member’s Accrued Benefit as of the Start Date plus the Actuarial Equivalent as of the End Date of additional benefits accrued after the Start Date, reduced by the Actuarial Equivalent of any distributions made after the Start Date. Any actuarial increase provided by this subsection is the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411, except that the actuarial increase required under this paragraph must be provided even during a period during which an Employee is in ERISA Section 203(a)(3)(B) Service. The actuarial adjustment in this subsection does not apply in the case of a 5-percent owner.

Effective as of January 1, 2003, required minimum distributions shall be made in accordance with Section 6.6 of this Plan. Notwithstanding any other provision of this Plan, nothing contained in this Section 6.5 or the following Section 6.6 shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan.

6.6       Minimum Distribution Requirements:

(a) Effective Date: This Section 6.6 applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year.

(b) Precedence: The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(c) Requirements of Treasury Regulations Incorporated: All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(d) TEFRA Section 242(b)(2) Elections: Notwithstanding the other provisions of this Section, other than Section 6.6(c), distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(e) Time and Manner of Distribution:

(i) Required Beginning Date: The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(ii) DeathofMemberBeforeDistributionsBegin: If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary, then, except as provided in the Plan, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 701/2, if later.

(2)	If the Member’s surviving spouse is not the Member’s sole Designated Beneficiary, then, except as provided in the Plan, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December

31 of the calendar year containing the fifth anniversary of the Member’s death.

(4)	If the Member’s surviving spouse is the Member’s sole Designated Beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 6.6(e)(ii), other than Section

6.6(e)(ii)(1), will apply as if the surviving spouse were the

Member.

(5)	For purposes of this Section 6.6(e)(ii) and Section 6.6(h)(ii), distributions are considered to begin on the Member’s Required Beginning Date (or, if Section 6.6(e)(ii)(4) applies, the date distributions are required to begin to the surviving spouse under Section 6.6(e)(ii)(1)). If annuity payments irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.6(e)(ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii) Form of Distribution: Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.6(f), 6.6(g), and 6.6(h)(ii). If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations thereunder. Any part of the Member’s interest which is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and the Treasury Regulations that apply to individual accounts.

(f) Determination of Amount to be Distributed Each Year:

(i) GeneralAnnuityRequirements: If the Member’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1)	the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(2)	the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 6.6(g) or (h)(ii);

(3)	once payments have begun over a period, the period certain will not be changed even if the period certain is shorter than the maximum period;

(4)	payments will either be nonincreasing or increase only as follows:

(A)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of- living index that is based on prices in the year during which the increase occurs or the prior year;

(B)	by a percentage increase that occurs at specified times (e.g., at specified ages) and does not exceed the cumulative total of annual percentage increases in a cost-of-living index since the Annuity Starting Date, or if later, the date of the most recent percentage increase. In cases providing such a cumulative increase, an actuarial increase may not be provided to reflect the fact that increases were not provided in the interim years;

(C)	to the extent of the reduction in the amount of the Member’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 6.6(g) dies or is no longer the Member’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(D)	to allow a Beneficiary to convert a survivor portion of a joint and survivor annuity into a single sum distribution upon the Member’s death;

(E)	to pay increased benefits that result from a Plan amendment;

(F)	by a constant percentage, applied not less frequently than annually, at a rate that is less than five percent (5%) per year;

(G)	to provide a final payment upon the death of the Member that does not exceed the excess of the actuarial present value of the Member’s Accrued Benefit (within the meaning of Code Section

411(a)(7)) calculated as of the Annuity Starting Date using the applicable interest rate and the applicable mortality table described in Section 1.2 or Annex A as applicable (or, if greater, the total amount of employee contributions) over the total of payments before the death of the Member; or

(H)	as a result of dividend or other payments that result from Actuarial Gains, provided:

(i) Actuarial Gain is measured not less frequently than annually;

(ii)	The resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured);

(iii)	The Actuarial Gain taken into account is limited to actuarial gain from investment experience;

(iv)	The assumed interest rate used to calculate such Actuarial Gains is not less than 3 percent; and

(v)	The annuity payments are not also being increased by a constant percentage as described in Section 6.6(f)(i)(4)(F) above.
(ii)	Amount Required to be Distributed by Required Beginning Date: (1) The amount that must be distributed on or before the

Member’s Required Beginning Date (or, if the Member dies before distributions begin, the date distributions are required to begin under Section 6.6(e)(ii)(1) or (2) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member’s Required Beginning Date.

(2)	In the case of a single sum distribution of a Member’s entire Accrued Benefit during a Distribution Calendar Year, the amount that is the required minimum distribution for the Distribution Calendar Year (and thus not eligible for rollover under Code Section 402(c)) is determined under this Section 6.6(f)(ii)(2). The portion of the single sum distribution that is a required minimum distribution is determined by treating the single sum distribution as a distribution from an individual account Plan and treating the amount of the single sum distribution as the Member’s account balance as of the end of the relevant valuation calendar year. If the single sum distribution is being made in the calendar year containing the Required Beginning Date and the required minimum distribution for the Member’s first Distribution Calendar Year has not been distributed, then the portion of the single sum distribution that represents the required minimum distribution for the Member’s first and second Distribution Calendar Years is not eligible for rollover.

(iii) Additional Accruals After First Distribution Calendar Year: Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues. Notwithstanding the preceding, the Plan will not fail to satisfy the requirements of this Section 6.6(f)(iii) and Code Section 401(a)(9) merely because there is an administrative delay in the commencement of the distribution of the additional benefits accrued in a calendar year, provided that the actual payment of such amount commences as soon as practicable. However, payment must commence no later than the end of the first calendar year following the calendar year in which the additional benefit accrues, and the total amount paid during such first calendar year must be no less than the total amount that was required to be paid during that year under this Section 6.6(f)(iii).

(g)       Requirements For Annuity Distributions That Commence During the

Member’s Lifetime:

(i) Joint Life Annuities Where the Beneficiary is the Member’s Spouse: If distributions commence under a distribution option that is in the form of a joint and survivor annuity for the joint lives of the Member and the Member’s spouse, the minimum distribution incidental benefit requirement will not be satisfied as of the date distributions commence unless, under the distribution option, the periodic annuity payment payable to the survivor does not at any time on and after the Member’s Required Beginning Date exceed the annuity payable to the Member. In the case of an annuity that provides for increasing payments, the requirement of this Section 6.6(g)(i) will not be violated merely because benefit payments to the Beneficiary increase, provided the increase is determined in the same manner for the Member and the Beneficiary. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and the Member’s spouse and a period certain annuity, the preceding requirements will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(ii) JointLifeAnnuitiesWheretheDesignatedBeneficiaryIsNotthe Member’sSpouse: If the Member’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary, annuity payments to be made on or after the Member’s Required Beginning Date to the Designated Beneficiary after the Member’s death must not exceed the “applicable percentage” of the annuity payment for such period that would have been payable to the Member determined by using the methodology and the table set forth in Treasury Regulations Section 1.401(a)(9)-6, Q&A-2(c)(2), in the manner described in Q&A-

2(c)(1), to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(iii) Period Certain Annuities: Unless the Member’s spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member’s lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-2 for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Member reaches age 70, the applicable distribution period for the Member is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-2, plus the excess of 70 over the age of the Member as of the Member’s birthday in the year that contains the Annuity Starting Date. If the Member’s spouse is the Member’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member’s applicable distribution period, as determined under this Section 6.6(g)(iii), or the joint life and last survivor expectancy of the Member and the Member’s spouse as determined under the Joint and Last Survivor Table set forth in Treasury Regulations Section 1.401(a)(9)-9, Q&A-3, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(h)       Requirements for Minimum Distributions After the Member’s Death:

(i) DeathAfterDistributionBegins: If the Member dies after the date distributions begin in the form of an annuity meeting the requirements of this Section, the remaining portion of the Member’s interest will continue to be distributed over the remaining period over which distributions commenced.

(ii)       Death Before Distributions Begin:

(1)	Member’s Survived by Designated Beneficiary: Except as provided in the Plan, if the Member dies before the date distribution of his interest begins and there is a Designated Beneficiary, the Member’s entire interest will be distributed beginning no later than the time described in 6.6(e)(ii)(1) or (2) over the life of the Designated Beneficiary or over a period certain not exceeding:

(A) unless the Annuity Starting Date is the date before the first distribution calendar year, the life expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Member’s death; or

(B)	if the Annuity Starting Date is before the first distribution calendar year, the life expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(2)	No Designated Beneficiary: If the Member dies before the date the distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin: If the Member dies before the date distribution of his interest begins, the Member’s surviving spouse is the Member’s sole Designated Beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 6.6(h) will apply as if the surviving spouse were the Member, except that the time by which distributions must begin will be determined without regard to

6.6(e)(ii)(1). (i) Definitions:

(i)       Designated Beneficiary: The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii) DistributionCalendarYear: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.6(e)(ii).

(iii)       Life Expectancy: Life expectancy as computed by use of the Single

Life Table in Treasury Regulations Section 1.401(a)(9)-9, Q&A-1.

(iv)       Required Beginning Date: The required beginning date for a Member who is a five-percent (5%) owner (within the meaning of Code Section 416(i)(1)) is April 1 of the calendar year next following the calendar year in which the Member attains age 70-1/2. The required beginning date for any other Member is April 1 of the calendar year next following the later to occur of the calendar year of his attainment of age 70-1/2 or the calendar year of his retirement.

(v) Actuarial Gain: Actuarial Gain means the difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

6.7       Reversion. Employer contributions are to revert to the Employer under the following conditions:

(a) Mistake of Fact. In the case of an Employer contribution which is made by the Employer by reason of a mistake of fact, such contribution shall be returned to the Employer within one year after the payment of the contribution.

(b) DisqualificationofPlan. If this Plan does not initially qualify under Code Section 401(a), Employer contributions attributable to a period for which the Plan is disqualified shall be returned to the Employer within one year after the date of denial of qualification of the Plan.

(c) Nondeductible Contribution. If any Employer contribution is determined by the Internal Revenue Service to be nondeductible under Code Section 404, then such Employer contribution, to the extent that is determined to be nondeductible, shall be returned to the Employer within one year after the disallowance of the deduction.

(d)       Plan Termination. Upon termination of the Plan, as provided in Section

8.6 of the Plan.

ARTICLE VII CONTRIBUTIONS BY THE EMPLOYER

7.1       Employer Contributions. The Plan benefits to Members, Terminated Members,

Retired Members, Spouses, and Beneficiaries of the Plan shall be satisfied to the extent that contributions by the Employer to the Trust Fund and investment earnings on the Trust Fund shall so permit. Employer contributions during any Plan Year shall be determined by the Board (a) on the basis of the actuarial statement submitted by the Actuary employed by the Plan Administrator on behalf of Members, Terminated Members, Retired Members, Spouses, and Beneficiaries, (b) on the basis of the Plan’s investment policy, and (c) within the range of the minimum and maximum amounts required and permitted by law, on the basis of the Employer’s financial position as determined by the Board from time to time. So long as the Plan has not been terminated or revoked and the Employer is financially able, the contribution made by the Employer during any Plan Year shall be at least the amount of the contribution certified by the Actuary as necessary to avoid an accumulated funding deficiency.

7.2 FundingandInvestmentPolicy. From time to time, the Plan Administrator or its delegate shall furnish the Trustee with an estimate of the amounts required during at least the next three Plan Years to provide benefit payments to Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries. On the basis of this estimate, and also taking into account estimated administrative expenses of the Plan and any known or contemplated events that are expected to have significant financial effects on the Plan, the Trustee shall determine the short-term and long-term liquidity needs of the Plan. In addition to making the ultimate investment decisions, the Trustee shall determine the broad investment policy with respect to the Plan on the basis of the Plan’s liquidity needs, on the basis of reasonable goals as to the appropriate rate of investment return and degree of investment risk, and on the basis of the nonbinding recommendations of the Employer. It is expected that this broad investment policy shall be revised from time to time to recognize changing conditions. Alternatively, any or all of the responsibilities allocated to the Trustee in this Section may be delegated by the Board of Directors to an investment manager within the meaning of ERISA Section 3(38).

7.3 Payment of Expenses. All expenses of administering this Plan and the Trust as may be mutually agreed upon from time to time or that may arise in connection with the Plan and Trust shall be paid from the Trust Fund, unless the Employer pays such expenses.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1 RighttoAmend. The Employer reserves the right to amend this Plan or the Trust, by a resolution adopted by the Board of Directors, without the consent of any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary, provided, however, that no amendment of this Plan or the Trust shall deprive any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary of any vested equitable interest herein nor shall such amendment increase the duties and obligations of the Trustee except with its consent.

8.2 Right to Terminate. Although it is the intention of the Employer that this Plan shall be continued and that contributions shall be made regularly thereto each year, the Employer, by a resolution adopted by the Board of Directors, may terminate this Plan or permanently discontinue contributions at any time.

8.3 Allocation upon Termination. If this Plan is terminated, the value of the Trust Fund remaining after providing for the expenses of administration of the Plan and Trust shall be allocated among the Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries in the order of precedence and amounts specified in ERISA Section 4044 and the regulations thereunder.

The allocation of the Trust Fund in accordance with this Section shall be based on the method of payment of Monthly Retirement Income or Death Benefits specified in this Plan and shall be calculated as of the date on which this Plan is terminated. In the event that the Trust Fund assets on or after the date of termination are insufficient to fund all benefits within any class, the benefits of all higher orders of precedence shall be funded, the benefits of all lower orders of precedence shall be unfunded, and the assets remaining shall be allocated among the Members of such partially funded class on the basis of their respective actuarial reserves, subject to the provisions of ERISA Section 4044 and any regulations thereunder.

8.4 VestinguponTerminationorPartialTermination. In the event of the termination of the Plan, the Accrued Benefit as of the date of termination of each Member who has not terminated his employment as of the date of termination of the Plan shall be fully vested in his Accrued Benefit. Similarly, in the event of a partial termination of the Plan, each Member who is affected by such partial termination shall be fully vested in his Accrued Benefit.

8.5 Distributions upon Termination. The Employer shall file timely notice of the termination with the Internal Revenue Service in order to obtain a determination letter from the Internal Revenue Service that the Plan is qualified upon termination under Code Section 401(a). Within a reasonable period of time following the receipt of a determination letter from the Internal Revenue Service, the interest of each Member, Terminated Member, Retired Member, Eligible Spouse or Beneficiary shall be distributable in the form of a non-transferable annuity commencing at age 62 or 65, which annuity shall be purchased with the assets allocated for the benefit of such person upon termination or shall be provided for in some other manner as determined by the Plan Administrator; provided, however, that each Member may be offered the option of a lump sum distribution with the consent of his Eligible Spouse, if any.

8.6 Reversions upon Termination. Any assets remaining after the satisfaction of all liabilities under the Plan as of the date of termination to Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries, which funds remain by reason of erroneous actuarial computation, shall be returned to the Employer.

ARTICLE IX

PLAN ADMINISTRATOR

9.1 Designation. The Employer shall serve as the Plan Administrator, in which capacity it shall generally have all the powers, duties and responsibilities as set forth in ERISA. It is anticipated that the Employer shall delegate its rights, duties and responsibilities as Plan Administrator to an administrative committee consisting of one or more persons designated from time to time by the Board, and the Employer hereby authorizes such delegation.

The President of the Employer (or in the event of the President’s inability or failure to act, any Vice President of such company) shall certify in writing to the Trustee, as promptly as practicable after any change in the membership of the administrative committee, the names of the persons then serving as members of the committee. The Trustee shall be entitled to rely on the names so certified as being the authorized and acting members of the committee until notified of any change by subsequent certification.

The administrative committee may act at a meeting or by unanimous written consent without a meeting. The administrative committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a committee member, and advise the Trustee of such actions in writing. The secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. A quorum of the committee shall consist of not less than two-thirds of the members thereof, and a majority vote of those present shall control on all matters acted upon at a meeting of the committee. A dissenting committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other committee members, the Employer, and the Trustee, shall not be responsible for any such action or failure to act.

9.2 Compensation and Records. The Plan Administrator shall serve until the designation of a replacement by the Board of the Employer. No compensation shall be paid the Plan Administrator from the Trust Fund for its services. The Plan Administrator shall keep a permanent record of its actions with respect to the Plan, which shall be available for inspection by appropriate parties as provided in the Code and ERISA.

9.3 Duties and Powers; Claims Review Procedures. Subject to the limitations of the Plan, the Plan Administrator shall from time to time establish rules for the administration of the Plan and transaction of its business. The records of the Employer, as certified to the Plan Administrator, shall be conclusive with respect to any and all factual matters dealing with the employment of a Member. The Plan Administrator shall have the exclusive discretionary power to construe and interpret the Plan, and to determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in the Plan, (b) the amount of benefits to which any Member or Beneficiary may become entitled hereunder, and (c) any situation not specifically covered by the provisions of the Plan, and the Plan Administrator’s decisions on such matters shall be final and binding on all parties. Any interpretation or determination made pursuant to such discretionary authority will be upheld on judicial review, unless it is shown to be in abuse of discretion (i.e., arbitrary and capricious).

The Plan Administrator shall pass upon any written claim for benefits under this Plan, which claim shall be submitted by the Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary upon a form furnished to such claimant by the Plan Administrator. In the event that the claim of any person to all or any part of any payment or benefit under this Plan shall be denied, the Plan Administrator shall provide to the claimant, within 90 days after receipt of such claim (unless special circumstances require an extension of time for processing, in which written notice of such extension shall be provided to the claimant and such decision should be rendered as soon as possible, but in no event later than 180 days after receipt of such claim), a written notice setting forth, in a manner calculated to be understood by the claimant:

(a) The specific reason or reasons for the denial;

based;

(b)       Specific references to the pertinent Plan provisions on which the denial is

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation as to why such material or information is necessary; and

(d) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination upon review.

Within 60 days after receipt of the above material, the claimant shall have a reasonable opportunity to appeal the claim denial to the Plan Administrator for a full and fair review. The claimant or his duly authorized representative;

(e) May request a review upon written notice to the Plan Administrator;

(f) May review and obtain copies of pertinent documents, records and other information relevant to the claimant’s claim for benefits; and

(g) May submit issues and comments in writing, documents, records and other information relating to the claim for benefits.

A decision by the Plan Administrator shall be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which written notice of such extension shall be provided to the claimant and such decision should be rendered as soon as possible, but in no event later than 120 days after receipt of such claim. The Plan Administrator’s decision on review shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The decision upon review shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

All determinations with respect to questions arising in the administration, interpretation, and application of the Plan, including the review of denied claims, shall be conclusive and binding on all persons, subject, however, to the provisions of the Code and ERISA.

9.4 Authorization of Payments. The Plan Administrator shall direct the Trustee in writing to make payments from the Trust Fund to any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who qualifies for such payments hereunder. Such written order to the Trustee shall specify at least the name of such person, his address, his Social Security number, and the amount and frequency of such payments.

9.5 No Discrimination. The Plan Administrator shall not take action or direct the Trustee to take any action with respect to any of the benefits provided hereunder or otherwise in pursuance of the powers conferred herein upon the Plan Administrator which would be discriminatory in favor of Members or employees who are officers, shareholders, or highly compensated employees or which would result in benefiting one Member, or group of Members, at the expense of another, or in the application of different rules to substantially similar sets of facts.

9.6 Retention of Agents. The Plan Administrator may delegate its responsibilities under this Article IX to one or more of its employees and may employ such counsel, accountants, Actuaries, or other agents as it shall deem advisable. The Employer shall pay, or cause to be paid from the Trust Fund, the compensation of such counsel, accountants, Actuaries, and other agents and any other expenses incurred by the Plan Administrator in the administration of the Plan and Trust.

ARTICLE X

THE TRUST FUND AND TRUSTEE

10.1 General. The Employer has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits as set forth in this Plan.

10.2 DispositionofTrustFund. The Trust Fund shall be received, held in Trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and the provisions as set forth in this Plan. No part of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries under this Plan prior to the satisfaction of all liabilities hereunder with respect to such persons. No person shall have any interest in or right to the Trust Fund or any part thereof, except as specifically provided for in this Plan or the Trust Agreement.

10.3 Right of Removal. The Board of the Employer may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and, upon such removal or upon the resignation of the Trustee, the Employer shall designate and appoint a successor Trustee.

10.4 PowersofTrustee. The Trustee shall have such powers to hold, invest, reinvest, control, and disburse funds as at that time shall be set forth in the Trust Agreement. In exercising such powers, the Trustee may request instructions in writing from the Plan Administrator on any matters affecting the Trust and may rely and act thereon.

10.5 Interest-Bearing Deposit With Employer. The investment of all or part of the Trust Fund in deposits which bear a reasonable rate of interest in Southwest Georgia Bank or any other bank or financial institution which is supervised by the United States or a State and which is a fiduciary for the Plan is expressly authorized.

10.6 Integration of Trust Agreement. The Trust Agreement shall be deemed to form a part of the Plan, and all rights of Members or others under this Plan shall be subject to the provisions of the Trust Agreement to the extent such provisions are not contradicted by specific provisions of this Plan.

ARTICLE XI MISCELLANEOUS PROVISIONS

11.1       Prohibition Against Diversion. There shall be no diversion of any portion of the assets of the Trust Fund other than for the exclusive benefit of Members, Terminated Members, Retired Members, Eligible Spouses, and Beneficiaries, except as provided in Section 8.6 at the time of termination of the Plan and Trust, or except as may otherwise be permissible under the Code and Regulations issued thereunder.

11.2 PrudentManRule. For purposes of Part 4 of Title I of ERISA, the Employer, the Trustee, and the Plan Administrator shall each be named fiduciaries and shall each discharge their respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Without limiting the generality of the above, it is specifically provided that the appointment and retention of any parties pursuant to Article IX of the Plan are “duties” of the Employer for purposes of this Section.

11.3 Responsibilities of Parties. The Employer shall be responsible for the administration and management of the Plan except for those duties specifically allocated to the Trustee or Plan Administrator. The Trustee shall have exclusive responsibility for the management and control of the responsibility for all matters specifically delegated to it by the Employer in the Plan. The Employer shall be deemed the Plan Sponsor for all purposes of ERISA.

11.4 Reports Furnished Members. The Plan Administrator shall cause to be furnished to each Member, and to each Terminated Member, Retired Member, Eligible Spouse, or Beneficiary receiving benefits under this Plan, in the manner and within the time limits specified in the Code and ERISA, each of the following:

(a) A summary plan description and periodic revisions; (b) Notification of amendments to the Plan; and

(c) An annual funding notice.

11.5 ReportsAvailabletoMembers. The Plan Administrator shall make copies of the allowing documents available at the principal office of Employer for examination by any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary:

(a) The Plan and Trust Agreement;

(b)       The summary plan description; and

(c) The latest annual report.

11.6 Reports Upon Request. The Plan Administrator shall furnish to any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who so requests in writing, once during any 12-month period, a statement indicating, on the basis of the latest available information:

(a) The total benefits accrued; and

(b) The nonforfeitable benefits, if any, which have accrued, or the earliest date on which benefits will become nonforfeitable.

The Plan Administrator shall also furnish to any Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who so requests in writing, at a reasonable charge to be prescribed by regulation of the Secretary of Labor, any document referred to in Section 11.5.

11.7 MergerorConsolidationofEmployer. If the Employer is merged or consolidated with another organization, or another organization acquires all or substantially all of the Employer’s assets, such organization may, but shall not be required to, become the Employer hereunder by action of its governing board. Such change in Employers shall not be deemed a termination of the Plan by either the predecessor or successor Employer.

11.8 PlanContinuanceVoluntary. Although it is the intention of the Employer that this Plan shall be continued and its contributions made regularly, this Plan is entirely voluntary on the part of the Employer, and the continuance of the Plan and the payments thereunder are not assumed as a contractual obligation of the Employer.

11.9 SuspensionofContributions. The Employer specifically reserves the right, in its sole and uncontrolled discretion, to modify or suspend contributions to the Plan (in whole or in part) at any time or from time to time and for any period or periods, or to discontinue at any time the contributions under this Plan.

11.10 Agreement Not An Employment Contract. This Plan shall not be deemed to constitute a contract between the Employer and any Member or to be a consideration or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon such individual as a Member in the Plan.

11.11 Facility of Payments. In making any distribution to or for the benefit of any minor or incompetent Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary or for the benefit of any other Member, Terminated Member, Retired Member, Eligible Spouse, or Beneficiary who, in the opinion of the Plan Administrator, is incapable of properly using, expending, investing, or otherwise disposing of such distribution, then the Plan Administrator, in its sole, absolute, and uncontrolled discretion may, but need not, order the Trustee to make such distribution to a legal or natural guardian or other relative of such minor or court appointed committee of any incompetent, or to any adult with whom such person temporarily or permanently resides; and any such guardian, committee, relative, or other person shall have full authority and discretion to expend such distribution for the use and benefit of such person; and the receipt of such guardian, committee, relative or other person shall be a complete discharge to the Trustee, without any responsibility on its part or on the part of the Plan Administrator to see to the application thereof.

11.12 Unclaimed Benefits. If any benefits payable to, or with respect to, a Member are not claimed for a period of 7 years from the date of entitlement, as determined by the Plan Administrator, and following a diligent effort to locate such person, the person shall be presumed dead and the post-death benefits, if any under this Plan, shall be paid pursuant to the law of intestate succession of the State of Georgia, as in effect on the date of payment, provided that the Member’s benefits shall be reinstated in the event that such person later files claim for such benefits with the Plan Administrator and in the event that the Member or his Eligible Spouse or other Beneficiary has not previously received the Actuarial Equivalent of such benefits. No benefits shall be paid retroactively to the date of entitlement if the member cannot be located at such time after a diligent search but later is found; instead, benefits with respect to such Member shall be paid prospectively from the first date of the month coincident with or immediately following the date on which the Member files a claim therefore with the Plan Administrator. Nothing in this Section shall be construed to prohibit the Plan Administrator, in its sole discretion, from paying benefits prior to the expiration of such 7-year period to any surviving Eligible Spouse or other Beneficiary of a Member who cannot be located after a diligent search has been conducted.

11.13 GoverningLaw. This Plan shall be administered in the United States of America, and its validity, construction, and all rights hereunder shall be governed by the laws of the United States of America under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered under the laws of the State of Georgia. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.14 Headings No Part of Agreement. Headings of articles, sections, and subsections of the Plan are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction thereof.

11.15 Merger or Consolidation of Plan. This Plan and Trust shall not be merged or consolidate with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Member if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Member would have been entitled if this Plan had been terminated immediately before such action. Effective as of the close of business on December 31, 2004, the Plan shall accept the merger of the Sylvester Plan into the Plan, and, as soon as administratively practicable thereafter, the related trust-to-trust transfer of assets and liabilities, in accordance with the requirements of Code Section 414(1). The merger of the Sylvester Plan with and into the Plan shall not decrease a Member’s vested interest and shall not reduce a Member’s benefits in violation of Code Section 411(d)(6). The Company and the Plan Administrator shall have the authority to take such actions as may be necessary to effectuate the merger of the Sylvester Plan with and into the Plan and the related transfer of assets and liabilities.

11.16 Indemnification. The Employer hereby agrees to indemnify any Employee or Member of the Board of the Employer to the full extent of any expenses, penalties, damages, or other pecuniary loss which such Employee or member may suffer as a result of his responsibilities, obligations, or duties in connection with the Plan. Such indemnification shall be paid by the Employer to the Employee or member to the extent that fiduciary liability insurance is not available to cover the payment of such items, but in no event shall such items be paid out of Plan assets.

11.17 Direct Transfer of Eligible Rollover Distributions.

(a) Notwithstanding any provision of the Plan to the contrary, with respect to any distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

apply:

(b)       For the purposes of this Section 11.17, the following definitions shall

(i) “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution described in Code Section 401(k)(2)(B) (i)(IV); or the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective as of January 1, 2007, an Eligible Rollover Distribution shall include any after-tax contributions credited to the Distributee, provided, however, that the Eligible Retirement Plan to which such contributions would be transferred to in a Direct Rollover agrees to account separately for such amounts so transferred (including interest thereon), including accounting separately for the portion of the distribution which is includible in gross income and the portion of the distribution which is not includible in gross income.

(ii)       “Eligible Retirement Plan” shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). For distributions made on or after January 1,

2008, Eligible Retirement Plan shall also include a Roth IRA described in Code Section

408A(b).

(iii) “Distributee” shall mean an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse. Effective as of January 1, 2010, a non- spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder (a “Non Spouse Beneficiary”) shall be a Distributee with respect to the rights set forth in Section 11.17(c).

(iv) “DirectRollover” shall mean a payment to the Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

(c) Non-Spouse Beneficiary Rollover Right. For distributions beginning on or after January 1, 2010, a Non-Spouse Beneficiary by a direct trustee to trustee transfer may roll over all or any part of his or her distribution to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (collectively, an “IRA”) established on behalf of the Non-Spouse Beneficiary for purposes of receiving the distribution, provided the distribution qualifies as an Eligible Rollover Distribution. To the extent provided under applicable law and for purposes provided under this paragraph, a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a trust designated beneficiary.

(i) Trust Beneficiary. If the Member’s named Beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated Beneficiary within the meaning of Code Section 401(a)(9)(E).

(ii) Required Minimum Distributions Not Eligible for Rollover. A Non-Spouse Beneficiary may not rollover an amount that is a required minimum distribution, as determined under the applicable Treasury Regulations and other Internal Revenue Service guidance. If the Member dies before his or her Required Beginning Date (as defined in Section 6.6) and the Non-Spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the Non-Spouse Beneficiary’s distribution.

ARTICLE XII

TOP-HEAVY PROVISIONS

12.1 Application. For Plan Years beginning January 1, 1984 or later, in the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

12.2       Definitions.

(a) Top Heavy Compensation. For purposes of this Section of the Plan, Top- Heavy Compensation means an individual’s compensation (as determined under Code Section

415(c)(3)) from the Employer for the Plan Year, as adjusted pursuant to Code Section 415(d); provided, however, that for purposes of determining Key Employees, Top-Heavy Compensation shall be increased by elective contributions under a cafeteria plan (Code Section 125), elective deferrals (Code Sections 401(k) and 401(a)(8)), and contributions to a SEP (Code Section

402(h)(1)(B)), and, in the case of Employer contributions made pursuant to a salary reduction agreement, increased by contributions to a tax-sheltered annuity (Code Section 403(b)).

(b) Minimum Benefit. The accrued benefit equal to two percent (2%) of a Member’s average Top Heavy Compensation for each Year of Service disregarding Years of Service when the Plan was not a Top-Heavy Plan.

(c) Top-Heavy Plan. A plan that is required in such year to satisfy the requirements of Code Section 416 because the aggregate of the Accrued Retirement Benefits of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the Accrued Retirement Benefits of all Members in the Plan, such determination to be made in accordance with the procedures described in Code Section 416(g) and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year). The Accrued Retirement Benefit of any Member who has not performed any services for the Employer in the past five years shall not be included. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of Code Sections 401(a)(4) and 410, and all other plans maintained by the Employer in which a Key Employee is a Member (the “Required Aggregation Group.”) The Plan may also be aggregated with any other plans maintained by the Employer (the “Permissive Aggregation Group”) so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code Sections 401(a)(4) and 410.

12.3 Accrual of Minimum Benefit. For any Plan Year in which the Plan is a Top- Heavy Plan, the Minimum Benefit as defined in Section 12.2(b) shall be accrued for each Member who is not a Key Employee, provided that the total Minimum Benefit accrued for a non-Key Employee under this provision shall not exceed 20% of his Top Heavy Compensation.

Effective January 1, 2007, any minimum benefits required by this Article XII will be provided under one or more of the defined contribution plans maintained by the Employer.

12.4 Vesting. If for any Plan Year or Years the Plan is a Top-Heavy Plan, an Employee’s vested interest in his Accrued Benefit for such Plan Year and all preceding Plan Years shall not be less than as determined under the following vesting schedule:

Years of Service Less than 2	Vested Percentage 0%	Forfeited Percentage 100%
2	20%	80%
3	40%	60%
4	60%	40%
5	80%	20%
6	100%	0%

If the Plan ceases to be a Top-Heavy Plan, the vesting schedule in this Section 12.4 shall revert to the provisions in Section 5.1; provided that any portion of the accrued benefit that was nonforfeitable before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable, and further provided that any Member who has three (3) or more Years of Service at the time the Plan ceases to be a Top-Heavy Plan shall have the right to elect during the Election Period (as hereinafter defined) to continue to have his vested interest determined in accordance with the vesting schedule contained in this Section 12.4.

For the purposes of this Section 12.4, Years of Service shall include Service prior to the Effective Date, and shall include Service during the Election Period. The Election Period shall be the period during which such Members may make such vesting schedule election and shall begin on the date of the adoption of the amendment which changes the vesting schedule and shall end on the later of:

(i)       The date which is 60 days after the adoption of the amendment which changes the vesting schedule;

(ii)       The date which is 60 days after the effective date of the amendment which changes the vesting schedule; or

(iii)       The date which is 60 days after the date such Member is notified in writing of the amendment which changes the vesting schedule.

12.5       Post-EGTRRA Top-Heavy Provisions.

(a) Effective date. This Section 12.5 shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section 12.5 amends Sections 12.1 through 12.4 of the Plan.

(b)       Determination of Top-Heavy Status.

(i)       Key Employee. Key Employee means any Employee or former

Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $135,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2005), a 5% owner of the Employer, or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(ii) Determination of Present Values and Amounts. This Section

2.5(b)(ii) shall apply for purposes of determining the present value of accrued benefits of

Employees as of the determination date.

(1)	Distributions During Year Ending on the Determination Date. The present value of accrued benefits of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service or, effective as of January 1, 2002, severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)	Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits of any individual who has not performed services for the Employing Unit during the 1-year period ending on the determination date shall not be taken into account.

(c) Minimum Benefits. For purposes of satisfying the minimum benefit requirements of Code Section 416(c)(1), in determining Years of Service with the Employer, any Service with the Employer shall be disregarded to the extent that such Service occurs during a Plan Year when the Plan benefits (within the meaning of Code Section 410(b)) no Key Employee or former Employee.

IN WITNESS WHEREOF, the Employer has caused this amended and restated

Plan to be executed and effective as of January 1, 2015.

EMPLOYER:

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Date: January 21, 2015

By: /s/DeWitt Drew

Title: President and Chief Executive Officer

ANNEX A

AMENDMENTS REQUIRED UNDER SECTION 415 REGULATIONS, PFEA AND WRERA

I. PREAMBLE AND EFFECTIVE DATE

This Annex A to the Plan is adopted to reflect certain provisions of the final regulations under Section 415 of the Code, the Pension Funding Equity Act of 2004, and the Worker, Retiree and Employer Recovery Act of 2008. This Annex A shall be effective as stated herein and shall modify, amend, and supersede the provisions of Section 6.1 of the Plan to the extent those provisions are inconsistent with the provisions of this Annex A.

This Annex A shall apply in Limitation Years beginning on or after July 1, 2007, except as otherwise provided herein.

II. MAXIMUM PERMISSIBLE BENEFIT

Notwithstanding any other provision of the Plan, in no event shall the annual accrued benefit accrued by a Member nor the annual benefit payable to a Member under this Plan attributable to Employer contributions and payable as a straight life annuity at Normal Retirement Age exceed the lesser of the Defined Benefit Dollar Limitation or the Defined Benefit Compensation Limitation.

A.	Applicable Mortality Table. For purposes of the Annex A, the term Applicable Mortality Table shall be the applicable mortality table described under Code Section 417 (e)(3)(B).

B.	Defined Benefit Compensation Limitation: 100% of a Member’s High Three- Year Average Compensation, payable in the form of a straight life annuity.

C.	Defined Benefit Dollar Limitation: Effective for Limitation Years ending after December 31, 2005, the Defined Benefit Dollar Limitation is $170,000, automatically adjusted under Code Section 415(d) and as provided in G. below, effective January 1 of each year, as published in the Internal Revenue Bulletin, and payable in the form of a straight life annuity. The new limitation shall apply to Limitation Years ending with or within the calendar year of the date of the adjustment, but a Member’s benefits shall not reflect the adjusted limit prior to January 1 of that calendar year.

D.	Adjustment for Less Than 10 Years of Participation or Service: If the Member has less than 10 years of participation in the Plan, the Defined Benefit Dollar Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of Years (or part thereof, but not less than one year) of participation in the Plan, and (ii) the denominator of which is 10. In the case of a Member who has less than ten years of Years of Service with the Employer, the Defined Benefit Compensation Limitation shall be multiplied by a fraction -- (i) the numerator of which is the number of years (or part thereof, but not less than one year) of Years of Service with the Employer, and (ii) the denominator of which is 10.

E.	Adjustment of Defined Benefit Dollar Limitation for Benefit Commencement Before Age 62 or after Age 65: The Defined Benefit Dollar Limitation shall be adjusted if the Annuity Starting Date of the Member’s benefit is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the Defined Benefit Dollar Limitation shall be adjusted under Section III. If the Annuity Starting Date is after age 65, the Defined Benefit Dollar Limitation shall be adjusted under Section IV.

F.	High Three-Year Average Compensation: The average Compensation for the three consecutive years of Years of Service (or, if the Member has less than three consecutive years of Years of Service, the Member’s longest consecutive period of Years of Service, including fractions of years, but not less than one year) with the Employer that produces the highest average. Any rehired Member’s High Three-Year Average Compensation will be the amount determined under this Section II.F. or, if greater, the amount determined under Treas. Reg. Section

1.415(d)-1(a)(2)(iii).

Compensation for purposes of this Annex A means regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, must be counted as annual Compensation if such payment is made within two and one-half (2 1/2) months after severance from employment with the Employer and the payment would have been paid to the Employee if the employment had continued.

Back pay, within the meaning of Treasury Regulations Section 1.415(c)-2(g)(8), shall be treated as annual Compensation for the Limitation Year to which the back pay relates to the extent that back pay represents wages and compensation that would otherwise be included under this definition.

G.	Annual Adjustment of Limitations: The Defined Benefit Compensation Limitation and the Defined Benefit Dollar Limitation shall be adjusted annually permitting an increase in a Member’s periodic payments effective for payments due on or after January 1 of the Limitation Year for which the increase in the Limitation Year is effective. The adjusted limitation shall be equal to the greater of the amount that would be permitted without regard to the adjustment multiplied by a fraction, the numerator of which is the Defined Benefit Dollar Limitation or Defined Benefit Compensation Limitation, whichever is less, taking into account the adjustment and the denominator of which is the limitation in effect for the immediately preceding Limitation Year.

(1)	The Defined Benefit Dollar Limitation shall be adjusted for each Limitation Year by multiplying the limitation applicable for the immediately preceding Limitation Year by an annual adjustment factor, with any result that is not a multiple of $5,000 rounded down to the next lowest multiple of $5,000. For purposes of this Section G.(1), the “annual adjustment factor” is a fraction, the numerator of which is the value of the “applicable index” for the calendar quarter ending September 30 of the calendar year preceding the calendar year for which the adjustment is being made and the denominator of which is the value of such index for the calendar quarter beginning July 1, 2001; provided that if the fraction determined under this sentence is less than one (1), then such fraction shall be deemed to be equal to (1).

(2)	The Defined Benefit Compensation Limitation shall be adjusted for each Limitation Year after the Member’s termination of employment by multiplying the limitation applicable for the immediately preceding Limitation Year by an annual adjustment factor. For purposes of this Section G. (2), the “annual adjustment factor” is a fraction, the numerator of which is the value of the “applicable index” for the calendar quarter ending September 30 of the calendar year preceding the calendar year for which the adjustment is being made and the denominator of which is the value of such index for the September 30 of the calendar year prior to the calendar year used in the numerator; provided that if the fraction determined under this sentence is less than one (1), then such fraction shall be deemed to be equal to one (1) and the adjustment factor for future calendar years will be determined in accordance with guidance prescribed by the Commissioner of the Internal Revenue Service and published in the Internal Revenue Bulletin.

(3)	For purposes of this Section G., the “applicable index” is determined consistent with the procedures to adjust benefit amounts under Section

215(i)(2)(A) of the Social Security Act.

H.	If the Member is, or has ever been, a participant in another qualified defined benefit plan (without regard to whether the plan has been terminated) maintained by the Employer or a predecessor employer, the sum of the Member’s annual benefits from all such plans may not exceed the maximum permissible benefit.

III. ADJUSTMENT OF DEFINED BENEFIT DOLLAR LIMITATION FOR BENEFIT COMMENCEMENT BEFORE AGE 62

A.       Limitation Years Beginning Before July 1, 2007. The applicable provisions of

Section 6.1 shall apply.

B.       Limitation Years Beginning On or After July 1, 2007.

(1)	Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Member’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the

Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Member’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Member’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under Section II.D. for years of participation less than 10, if required), computed using a five-percent interest rate assumption and the Applicable Mortality Table for the Annuity Starting Date (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date).

(2)	Plan Has Immediate Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement. If the Annuity Starting Date for the Member’s benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Defined Benefit Dollar Limitation for the Member’s Annuity Starting Date is the lesser of the limitation determined under the above paragraph and the Defined Benefit Dollar Limitation (adjusted under Section II.D. for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of Article VI, as modified by this Annex A.

IV. ADJUSTMENT OF DEFINED BENEFIT DOLLAR LIMITATION FOR BENEFIT COMMENCEMENT AFTER AGE 65

A.	Limitation Years Beginning Before July 1, 2007. The provisions of Section 6.1 shall apply.

B.       Limitation Years Beginning On or After July 1, 2007.

(1)	Plan Does Not Have Immediately Commencing Straight Life Annuity PayableatAge65andtheAgeofBenefitCommencement. If the Annuity Starting Date for the Member’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age

65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Member’s Annuity Starting Date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Member’s Annuity Starting Date that is the actuarial equivalent of the Defined Benefit Dollar Limitation (adjusted under Section II.D. for years of participation less than 10, if required), computed using a five-percent interest rate assumption and the Applicable Mortality Table for that

Annuity Starting Date (and expressing the Member’s age based on completed calendar months as of the Annuity Starting Date).

(2) Plan Has Immediately Commencing Straight Life Annuity Payable at Age

65 and the Age of Benefit Commencement. If the Annuity Starting Date for the Member’s benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Defined Benefit Dollar Limitation at the Member’s Annuity Starting Date is the lesser of the limitation determined in the paragraph immediately above and the Defined Benefit Dollar Limitation (adjusted under Section II.D. for years of participation less than

10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this paragraph. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Member’s Annuity Starting Date is the annual amount of such annuity payable to the Member, computed disregarding the Member’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Member who is age 65 and has the same accrued benefit as the Member.

V.       LIMITATIONS ON BENEFITS

The determination of actuarial equivalent of forms of benefit other than a straight life annuity shall be made in accordance with paragraph A or B below.

A.	Benefit Forms Not Subject to Section 417(e)(3) of the Code: The straight life annuity that is actuarially equivalent to the Member’s form of benefit shall be determined under this paragraph A if the form of the Member’s benefit is either (A) a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Member (or, in the case of a Qualified Preretirement Survivor Annuity, the life of the surviving spouse), or (B) an annuity that decreases during the life of the Member merely because of (i) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (ii) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of (i) the annual amount of the straight life annuity (if any) payable to the Member under the Plan commencing at the same Annuity Starting Date as the Member’s form of benefit; and (ii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Member’s form of benefit, computed using a five-percent interest rate assumption and the applicable mortality table (or other tabular factor) defined in Section 1.2 for that Annuity Starting Date.

B.	For purposes of adjustments under Section V., no actuarial adjustment to the benefit shall be made for:

(1)	survivor benefits payable to a surviving Spouse under a qualified joint and survivor annuity to the extent such benefits would not be payable if the Member’s benefit were paid in another form;

(2)	ancillary benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre-retirement incidental death benefits, and post-retirement medical benefits); or

(3)	the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this Annex A, and the Plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this Annex A applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic, periodic increases to the benefits paid in that form.

ANNEX B

FUNDING-BASED LIMITS ON BENEFITS AND BENEFIT ACCRUALS

I. PREAMBLE

This Annex B to the Plan is adopted to reflect certain provisions of the Pension Protection Act of

2006 (“PPA”) and the Worker, Retiree and Employer Recovery Act of 2008. This Annex B shall be effective as stated herein and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Annex B. Notwithstanding anything in this Annex B to the contrary, the provision of Code Section 436 and the regulations thereunder are incorporated herein by reference. Also, notwithstanding any language set forth in this Annex B of the Plan, effective as of December 31, 2006, the Plan was amended to freeze all future benefit accruals.

II. EFFECTIVE DATE AND APPLICATION OF ANNEX B

The provisions of this Annex B apply to Plan Years beginning after December 31, 2007. For purposes of this Annex B, the term Plan shall include any predecessor plan. If the Plan has a valuation date other than the first day of the Plan Year, the provisions of Code Section 436 and this Annex B will applied in accordance with the regulations thereunder.

III.	FUNDING-BASED LIMITATION ON SHUTDOWN BENEFITS AND OTHER UNPREDICTABLE CONTINGENT EVENT BENEFITS

A.	In General: If a Member is entitled to an “unpredictable contingent event benefit” payable with respect to any event occurring during any Plan Year, then such benefit may not be provided if the “adjusted funding target attainment percentage” for such Plan Year:

(1)       is less than sixty percent (60%) or,

(2)	would be less than sixty percent (60%) percent taking into account such occurrence.

B.	Exemption: Paragraph A. shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to:

(1)	in the case of A.(1) above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the occurrence referred to in paragraph A, and

(2)	in the case of A.(2) above, the amount sufficient to result in an “adjusted funding target attainment percentage” of sixty percent (60%).

C.	Unpredictable Contingent Event Benefit: For purposes of this Section, the term “unpredictable contingent event benefit” means any benefit payable solely by reason of:

(1)       a plant shutdown (or similar event, as determined by the Secretary of the

Treasury), or

(2)	an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

IV.	LIMITATIONS ON PLAN AMENDMENTS INCREASING LIABILITY FOR BENEFITS

The Employer reserves the right to modify, amend or terminate the Plan as provided in Article

VIII; provided, however, the following shall apply:

A.	In General: No amendment which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the “adjusted funding target attainment percentage” for such Plan Year is:

(1)       less than eighty percent (80%), or

(2)	would be less than eighty percent (80%) taking into account such amendment.

B.	Exemption: Paragraph A. above shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to:

(1)	in the case of paragraph A.(1) above, the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the amendment, and

(2)       in the case of paragraph A.(2) above, the amount sufficient to result in an

“adjusted funding target attainment percentage” of eighty percent (80%).

C.	Exception for Certain Benefit Increases: Paragraph A. shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Member’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Members covered by the amendment.

V.       LIMITATIONS ON ACCELERATED BENEFIT DISTRIBUTIONS

The following shall apply to the payment of benefits under the Plan except to the extent the Plan is exempt from the requirements of this Section V by reason of Code Section 436(d)(4):

A.	Funding Percentage Less Than Sixty Percent (60%): If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than sixty percent (60%), then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year.

B.	Bankruptcy: During any period in which the Employer is a debtor in a case under Title 11, United States Code, or similar Federal or State law, the Plan may not pay any “prohibited payment.” The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the “adjusted funding target attainment percentage” of the Plan is not less than one hundred percent (100%).

C.       Limited Payment if Percentage at Least Sixty Percent (60%) but Less Than Eighty

Percent (80%):

(1)	In General: If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is sixty percent (60%) or greater but less than eighty percent (80%), then the Plan may not pay any “prohibited payment” after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(i)	fifty (50) percent of the amount of the payment which could be made without regard to this Section, or

(ii)	the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum guarantee with respect to the Member under ERISA Section 4022.

(2)       One-Time Application:

(i)	In General: Only one “prohibited payment” meeting the requirements of subparagraph C.(1) may be made with respect to any Member during any period of consecutive Plan Years to which the limitations under either paragraph A. or B. or this paragraph applies.

(ii)	Treatment of Beneficiaries: For purposes of this subparagraph, a Member and any Beneficiary (including an alternate payee, as defined in Code Section 414(p)(8)) shall be treated as one Member. If the Accrued Benefit of a Member is allocated to such an alternate payee and one or more other persons, the amount under subparagraph C.(1) shall be allocated among such persons in the same manner as the Accrued Benefit is allocated unless the qualified domestic relations order (as defined in Code Section

414(p)(1)(A)) provides otherwise.

D.	Exception: This Section shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005, and ending with such Plan Year) provide for no benefit accruals with respect to any Member during such period.

E.       “Prohibited Payment”: For purposes of this Section, the term “prohibited payment”

means:

(A)	any payment, in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code Section 411(a)(9)), to a Member or Beneficiary whose Annuity Starting Date occurs during any period a limitation under paragraph A. or B. is in effect,

(B)	any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and

(C)	any other payment specified by the Secretary of the Treasury in regulations under Code Section 436(d)(5)(C).

Such term shall not include the payment of a benefit which under Code Section

411(a)(11) may be immediately distributed without the consent of the Member.

VI. LIMITATION ON BENEFIT ACCRUALS FOR PLANS WITH SEVERE FUNDING SHORTFALLS

Notwithstanding any other provision of the Plan, effective as of December 31, 2006, the

Plan was amended to freeze all future benefit accruals.

A.	In General: If the Plan’s “adjusted funding target attainment percentage” for a Plan Year is less than sixty percent (60%), benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

B.	Exemption: Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in an “adjusted funding target attainment percentage” of sixty percent (60%).

VII.	RULES RELATING TO CONTRIBUTIONS REQUIRED TO AVOID BENEFIT LIMITATIONS

A.       Provision of Security:

(1)	In General: For purposes of this Annex B, the “adjusted funding target attainment percentage” shall be determined by treating as an asset of the Plan any security provided by the Employer in a form meeting the requirements of subparagraph (2).

(2)	Form of Security: The security required under subparagraph (1) shall consist of:

(i)	a bond issued by a corporate surety company that is an acceptable surety for purposes of ERISA Section 412,

(ii)	cash, or United States obligations which mature in three (3) years or less, held in escrow by a bank or similar financial institution, or

(iii)	such other form of security as is satisfactory to the Secretary and the parties involved.

(3)	Enforcement: Any security provided under subparagraph (1) may be perfected and enforced at any time after the earlier of:

(i)       the date on which the Plan terminates,

(ii)	if there is a failure to make a payment of the minimum required contribution for any Plan Year beginning after the security is provided, the due date for the payment under Code Section 430(j), or

(iii)	if the “adjusted funding target attainment percentage” is less than sixty percent (60%) for a consecutive period of 7 years, the valuation date for the last year in the period.

(4)	Release of Security: The security shall be released (and any amounts thereunder shall be refunded together with any interest accrued thereon) at such time as the Secretary may prescribe in Regulations, including Regulations for partial releases of the security by reason of increases in the “adjusted funding target attainment percentage.”

B.	Prefunding Balance or Funding standard Carryover Balance May Not be Used: No prefunding balance or funding standard carryover balance under Code Section

430(f) may be used under Sections III., IV. or VI to satisfy any payment an Employer may make under any such Section to avoid or terminate the application of any limitation under such Section.

C.       Deemed Reduction of Funding Balances:

(1)

In General: Subject to subparagraph (3), in any case in which a benefit limitation under Section III., IV., V., or VI would (but for this subparagraph and determined without regard to subsection III.B., IV.B., or VI.B.) apply to such Plan for the Plan Year, the Employer shall be treated for purposes of this title as having made an election under Code Section

430(f) to reduce the prefunding balance or funding standard carryover balance by such amount as is necessary for such benefit limitation to not apply to the Plan for such Plan Year.

(2)

Exception for Insufficient Funding Balances: Subparagraph (1) shall not apply with respect to a benefit limitation for any Plan Year if the application of subparagraph (1) would not result in the benefit limitation not applying for such Plan Year.

VIII.	PRESUME	D UNDERFUNDING FOR PURPOSES OF BENEFIT LIMITATIONS

A.	Presumption of Continued Underfunding: In any case in which a benefit limitation under Section III., IV., V., or VI has been applied to a Plan with respect to the Plan Year preceding the current Plan Year, the “adjusted funding target attainment percentage” of the Plan for the current Plan Year shall be presumed to be equal to the “adjusted funding target attainment percentage” of the Plan for the preceding Plan Year until the enrolled actuary of the Plan certifies the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year.

B.	Presumption of Underfunding after Tenth Month: In any case in which no certification of the “adjusted funding target attainment percentage” for the current Plan Year is made with respect to the Plan before the first day of the 10th month of such year, for purposes of Section III., IV., V., or VI, such first day shall be deemed, for purposes of such Section, to be the valuation date of the Plan for the current Plan Year and the Plan’s “adjusted funding target attainment percentage” shall be conclusively presumed to be less than sixty percent (60%) as of such first day.

C.	Presumption of Underfunding after Fourth Month for Nearly Underfunded Plans: In any case in which:

(1)	a benefit limitation under Section III., IV., V., or VI did not apply to a Plan with respect to the Plan Year preceding the current Plan Year, but the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year was not more than ten (10) percentage points greater than the percentage which would have caused such Section to apply to the Plan with respect to such preceding Plan Year, and

(2)	as of the first day of the 4th month of the current Plan Year, the enrolled actuary of the Plan has not certified the actual “adjusted funding target attainment percentage” of the Plan for the current Plan Year, until the enrolled actuary so certifies, such first day shall be deemed, for purposes of such Section, to be the valuation date of the Plan for the current Plan Year and the “adjusted funding target attainment percentage” of the Plan as of such first day shall, for purposes of such Section, be presumed to be equal to ten (10) percentage points less than the “adjusted funding target attainment percentage” of the Plan for such preceding Plan Year.

IX.	TREATMENT OF PLAN AS OF CLOSE OF PROHIBITED OR CESSATION PERIOD

A.	Operation of Plan after Period: Unless the Plan otherwise provides, payments and accruals will resume effective as of the day following the close of the period for which any limitation of payment or accrual of benefits under Section V. or VI. applies.

B.	Treatment of Affected Benefits: Nothing in this Section shall be construed as affecting the Plan’s treatment of benefits which would have been paid or accrued but for this Annex B.

X.       DEFINITIONS AND MISCELLANEOUS

A.	“Funding Target Attainment Percentage” has the same meaning given such term by Code Section 430(d)(2), except as otherwise provided herein. However, in the case of Plan Years beginning in 2008, the “funding target attainment percentage” for the preceding Plan Year may be determined using such methods of estimation as the Secretary of the Treasury may provide from time to time.

B.	“Adjusted Funding Target Attainment Percentage” means the “funding target attainment percentage” which is determined under paragraph A. by increasing each of the amounts under subparagraphs (A) and (B) of Code Section 430(d)(2) by the aggregate amount of purchases of annuities for employees other than highly compensated employees (as defined in Code Section 414(q)) which were made by the Plan during the preceding two (2) Plan Years.

C.       Application to Plans Which are Fully Funded Without Regard to Reductions for

Funding Balances:

(1)	In General: In the case of a Plan for any Plan Year, if the “funding target attainment percentage” is one hundred percent (100%) or more (determined and without regard to the reduction in the value of assets under Code Section 430(0(4)), the “funding target attainment percentage” for purposes of paragraphs A. and B. shall be determined without regard to such reduction.

(2)	Transition Rule: Subparagraph (1) shall be applied to Plan Years beginning after 2007 and before 2011 by substituting for “one hundred percent (100%)” the applicable percentage determined in accordance with the following table:

In the case of a Plan Year beginning in calendar year:	The applicable percentage is
2008	92%
2009	94%
2010	96%

(3)	Subparagraph (2) shall not apply with respect to any Plan Year beginning after 2008 if the Plan was subject to the Deficit Reduction Contribution for the Plan Year beginning in 2007.

FIRST AMENDMENT TO THE

SOUTHWEST GEORGIA FINANCIAL CORPORATION

PENSION RETIREMENT PLAN

WHEREAS, Southwest Georgia Financial Corporation (the “Company”) sponsors the Southwest Georgia Financial Corporation Pension Retirement Plan, as amended and restated effective January 1, 2015 (the “Plan”), to provide retirement benefits to eligible employees of the Company and their beneficiaries; and

WHEREAS, the Company has reserved the authority to amend the Plan pursuant to Section 8.1 thereof; and

WHEREAS, the Company now desires to amend the Plan to provide that (i) vested Members who have attained age 62 but remain employed may elect to receive their benefits under the Plan in the form of an immediate lump sum or any other permitted form of distribution and (ii) Retired Members and Terminated Members not in pay status may elect to receive their benefits in the form of an immediate lump sum distribution; and

WHEREAS, the Company has approved this First Amendment to the Plan (the “First Amendment”).

NOW, THEREFORE, the Company hereby amends the Plan as follows, to be effective as of December 1, 2016:

1.

The Plan is hereby amended by deleting Section 3.6(c) in its entirety and inserting in lieu thereof the following new Section 3.6(c):

“(c) Election of Optional Forms of Payment. A Member entitled to benefits payable in the form of equal monthly installments for such Member’s life or a married Member’s electing (with the written consent of such Member’s Eligible Spouse) not to receive a Qualified Joint and Survivor Annuity, may elect to have his retirement benefit payable under one of the Optional Forms of Payment, set forth below, which is the Actuarial Equivalent of his Normal Retirement Benefit pursuant to Section 3.2 hereof:

(i)       An annuity for the Member’s life alone;

(ii)       An annuity for the Member’s life, with payments guaranteed for 5 or 10 years;

(iii)       An annuity for the Member’s life, with a survivor annuity for the Member’s Eligible Spouse which is 100% or 75% of the annuity which is payable during the joint lives of the Member and his Eligible Spouse. Notwithstanding the foregoing, the written consent of such Member’s Eligible Spouse is not required to the election by a Member of the optional form of payment under this Section 3.6(c)(iii) for distributions with Annuity Starting Dates beginning on or after January 1, 2008; or

(iv)       A single lump sum distribution to the Member.”

2.

The Plan is hereby amended by deleting Sections 4.1 and 4.2 in their entirety and inserting in lieu thereof the following new Sections 4.1 and 4.2:

“4.1 Incidental Death Benefits for Eligible Spouse.

(a)       If a Member dies while actively employed and prior to becoming a Retired Member or Terminated Member and prior to the commencement of benefits pursuant to Article III or V, Death Benefits shall be payable to the deceased Member’s Eligible Spouse, if any. The surviving Eligible Spouse may elect among the following:

(i)                 A monthly retirement benefit, commencing on what would have been the Member’s Normal Retirement Date (or his Late Retirement Date if the Member works beyond his Normal Retirement Date), equal to the amount which would have been payable to the Spouse under the Qualified Joint and Survivor Annuity provided in Section 3.6(b) if the Member had terminated his employment on the date of his death, had then lived until his Normal Retirement Date (or his Late Retirement Date if the Member works beyond his Normal Retirement Date) and begun to receive Monthly Retirement Income in the form of a Qualified Joint and Survivor Annuity on that date, and had died on the day after the commencement of benefits;

(ii)               A monthly retirement benefit, commencing on the first day of any month on or after the Member’s death and before what would have been the Member’s Normal Retirement Date, equal to the amount which would have been payable to the Eligible Spouse under the Qualified Joint and Survivor Annuity provided in Section 3.6(b) if the Member had terminated his employment on the date of his death, had then lived until the date on which benefits actually commence under this item (ii) and had begun to receive Monthly Retirement Income in the form of a Qualified Joint and Survivor Annuity on that date, and had died on the day after the commencement of benefits; or

(iii)             A single lump sum distribution, to be made as soon as administratively practicable after the surviving Eligible Spouse elects to receive the lump sum distribution provided benefit payments have not begun and the Annuity Starting Date has not been reached, equal to the Actuarial Equivalent of the amount defined in item (i) or (ii) above, as applicable.

In the absence of an affirmative written election by the Spouse, Death Benefits shall be payable to the surviving Eligible Spouse in accordance with item (i), above, if the Member dies on or after his Normal Retirement Date. Otherwise, Death Benefits shall be payable in accordance with item (ii) above, with the payment of benefits commencing on the first day of the month coincident with or immediately following the Member’s 55th birthday if he dies before age 55 or commencing on the first day of the month following the date of the Member’s death if he was at least age 55 at the time of his death.

All such monthly benefits shall be computed to the nearest dollar, with fifty cents ($.50) being regarded as the next higher dollar. The monthly retirement benefit (if not payable as a single lump sum) shall continue for the life of the Spouse alone. The death of the Spouse, whether before or after the commencement of monthly benefits or the lump sum distribution, shall terminate the right to any Death Benefits for any month or time after the Spouse’s death.

(b)       Notwithstanding any other provision of this Section 4.1 to the contrary, if the Actuarial Equivalent present value of the Member’s Death Benefits is less than $5,000, and if benefit payments have not begun and the Member’s Annuity Starting Date has not been reached, the Plan Administrator, shall distribute such Death Benefits in a lump sum to the surviving Eligible Spouse of the deceased Member. For these purposes, the present value of the Member’s Death Benefits shall be calculated in accordance with Section 5.5 hereof.

4.2       Death Benefits in Absence of Surviving Eligible Spouse.

(a)       If a deceased Member is not survived by an Eligible Spouse, no Death Benefits shall be payable under this Plan with respect to a deceased Member who is not a Retired Member or Terminated Member at the time of his death and who is not eligible for retirement under Sections 3.2, 3.3, or 3.4 at the time of his death. If a deceased Member who is not survived by an Eligible Spouse and who is not a Retired Member or Terminated Member, would have been eligible for normal, late or early retirement under Sections 3.2, 3.3, or 3.4, respectively, at the time of his death, his Beneficiary may elect between the following:

(i)                 a monthly amount for 60 months equal to the monthly retirement benefit which the Member would have received if he had retired as of the date of his death and had begun to receive Monthly Retirement Income in the form of a 5-year certain annuity for the life of the Member, commencing on the first day of the month following the month in which his death occurs; or

(ii)               a single lump sum distribution, to be made as of the first day of the month following the month in which the Member’s death occurs, equal to the Actuarial Equivalent of the benefit in (i) above.

(b)       Notwithstanding any other provision of this Section 4.2 to the contrary, if the Actuarial Equivalent present value of the Member’s Death Benefits is less than $5,000, and if benefit payments have not begun and the Member’s Annuity Starting Date has not been reached, the Plan Administrator, shall distribute such Death Benefits in a lump sum to the Beneficiary of the deceased Member. For these purposes, the present value of the Member’s Death Benefits shall be calculated in accordance with Section 5.5 hereof.

3.

The Plan is hereby amended by deleting Sections 5.1 and 5.2 in their entirety and inserting in lieu thereof the following new Sections 5.1 and 5.2:

“5.1 Vested Interest. Whenever a Member, for reasons other than actual retirement under Sections 3.2, 3.3, 3.4, or 3.5 hereof or death under Article IV, incurs a one year Break in Service, he shall cease to be an active Member and shall become a Terminated Member. Subject to the limitations and restrictions of Article VI, each Terminated Member who is not thereafter credited with any additional Year(s) of Service shall be entitled at his Normal Retirement Date to receive Monthly Retirement Income equal to the vested percentage of his Accrued Benefit as of his date of termination.

The vested percentage of any Terminated Member who is credited with at least one (1) Hour of Service on or after January 1, 1989, shall be determined in accordance with the following schedule:

Completed Years of Service	Vested Percentage
Less than 5	0%
5 or more	100%

The vested percentage of any Terminated Member who is not credited with at least one (1) Hour of Service on or after January 1, 1989 shall be determined pursuant to the terms of the Plan as it existed on the date of the Terminated Member’s termination of employment.

The nonvested portion of the Terminated Member’s Accrued Benefit shall constitute a Forfeiture as of the last day of the Plan Year in which such Terminated Member’s employment with the Employer terminates if the Member has no vested interest in his Accrued Benefit, or upon the earlier to occur of a fifth consecutive Break in Service or a distribution of any portion his vested Accrued Benefit if the Member does have a vested interest in his Accrued Benefit. Any such Forfeiture shall serve to reduce the Employer’s contributions required under Article VII. In the event a distribution is made, the relevant Member shall be afforded the Buy-Back option described in Section 5.4 of the Plan.

In lieu of Monthly Retirement Income commencing at his Normal Retirement Date, a Terminated Member may elect in writing to receive Monthly Retirement Income commencing on or after the first day of the month following the date the Member becomes a Terminated Member and before his Normal Retirement Date, equal in amount to the Actuarial Equivalent of his Monthly Retirement Income otherwise commencing at his Normal Retirement Date.

Notwithstanding and in lieu of the foregoing, if a Terminated Member has completed at least 15 Years of Service as of the date of termination, then he shall be entitled to elect in writing to receive Monthly Retirement Income, commencing on or after the first day of the month on or after the Member’s 55th birthday and before his Normal Retirement Date, equal to the amount otherwise payable at his Normal Retirement Date, reduced by 5/12ths of 1% for each month that the commencement of benefits precedes his Normal Retirement Date.

Notwithstanding the foregoing, a Terminated Member shall be entitled to elect in writing to have his retirement benefit paid in the form of a single lump sum distribution, to be made as of the first day of the month following the month in which the Member becomes a Terminated Member and elects to receive the lump sum distribution and before his Normal Retirement Date, provided benefit payments have not begun and the Annuity Starting Date has not been reached, equal to the Actuarial Equivalent of the Monthly Retirement Income otherwise commencing at the Terminated Member’s Normal Retirement Date or, if the Terminated Member has completed at least 15 Years of Service as of the date of termination and elects to receive his lump sum on or after the first day of the month on or after the Member’s 55th birthday and prior to his Normal Retirement Date, such amount, if greater, equal to the amount payable at his Normal Retirement Date, reduced by five twelfths (5/12ths) of one percent (1%) for each month that the date of the single lump sum distribution precedes his Normal Retirement Date.

Notwithstanding anything herein to the contrary, for purposes of determining a Member’s vested interest in his Accrued Benefit under the Plan, Years of Service shall include Years of Service credited after the Freeze Date in accordance with the provisions of the Plan. A Member with no vested interest in his Accrued Benefit shall not become vested as a result of the freezing of the Plan.

5.2       Method of Payment of Benefits to Member Separating from Service before Retirement Date. If the Member separates from service before retirement or death, the settlement options available to the Member will depend upon the Member’s marital status as of the date on which benefit payments commence or on which the Member dies.

(a)       If the Member then has an Eligible Spouse, the vested portion of his benefit will be paid in the form of a Qualified 50% Joint and Survivor Annuity as described in Section 3.6(b) unless the Member and his Eligible Spouse, pursuant to the spousal consent requirements in Section 3.6(b)(2), elect to have the vested portion of his benefits paid in (i) the form of a 5-year certain and life annuity or (ii) in a single lump sum distribution. Payments under such Qualified Joint and Survivor Annuity or 5-year certain and life annuity shall in fact commence as of the Member’s Normal Retirement Date or, if the Member so elects in writing, on the first day of any month following the Member becoming a Terminated Member and before his Normal Retirement Date. If the Member dies before the commencement of benefits, a 50% survivor annuity equal to the amount which would be payable to the surviving Eligible Spouse under a Qualified Joint and Survivor Annuity (as though the Member had lived and begun to receive a Qualified Joint and Survivor Annuity and died on the commencement date) shall be payable to the surviving Eligible Spouse, unless the surviving Eligible Spouse elects in writing to receive a single lump sum distribution equal to the Actuarial Equivalent of the 50% survivor annuity otherwise payable commencing on that date. The commencement date of the 50% survivor annuity shall be the first day of the month following the month which includes the date of the Member’s death unless a lump sum distribution is elected. Payment of the single lump sum distribution shall be made as soon as administratively practicable after the Terminated Member's or surviving Eligible Spouse’s, as applicable, election to receive a single lump sum distribution provided benefit payments have not begun and the Annuity Starting Date has not been reached. The death of the surviving Eligible Spouse shall terminate the right to any payments after the surviving Eligible Spouse’s death.

(b)       If the Member does not have an Eligible Spouse, the Member shall receive the vested portion of his Accrued Benefit in the form of (i) a 5-year certain and life annuity, commencing on the Member’s Normal Retirement Date or (ii) a single lump sum distribution. Payments of the 5-year certain and life annuity shall in fact commence as of the Member's Normal Retirement Date or, if the Member so elects in writing, on the first day of any month following the Member becoming a Terminated Member and before his Normal Retirement Date. Payment of the single lump sum distribution shall be made as soon as administratively practicable after the Terminated Member's election to receive a single lump sum distribution provided benefit payments have not begun and the Annuity Starting Date has not been reached. The Terminated Member’s death prior to the commencement of benefits shall terminate any right to benefits under this Plan with respect to that Terminated Member.

4.

The Plan is hereby amended by adding the following new Section 3.8 to the end of Article III of the Plan:

“3.8 In-Service Retirement Income.

(a)       Subject to the maximum overall benefit limitations of Article VI, a Member who remains employed after reaching age 62 may elect to commence payment of his retirement income as provided in this Section 3.8.

(b)       The election to commence payment of a Member’s retirement income must be made by the Member on forms provided by the Plan Administrator for such purpose.

(c)       Payment of the Member’s retirement income with respect to an election under this Section 3.8 shall be made in any of the settlement options set forth in the Plan as if the Member terminated employment at such time, subject to applicable consent requirements.”

5.

All parts of the Plan not inconsistent herewith are hereby ratified and affirmed.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed the 28 day of September, 2016, to be effective as of the 1st day of December, 2016.

 SOUTHWEST GEORGIA FINANCIAL CORPORATION

By: /s/DeWitt Drew

Title: President and Chief Executive Officer